Exhibit 4.6

Execution Version

COSAN S.A. COSAN INVESTIMENTOS E PARTICIPAÇÕES S.A. RAÍZEN S.A. SHELL BRAZIL HOLDING B.V. SHELL OVERSEAS HOLDINGS LIMITED
AMENDMENT AND RESTATEMENT DEED TO THE JOINT VENTURE AGREEMENT DATED 11 JULY 2021

Table of Conten

CONTENTS

Clause

Page

1. Interpretation and Definitions	2
2. Amendment and Restatement of the JVA	3
3. General	3
4. Counterparts	3
5. Governing Law and Language	4
6.Arbitration	4
Schedule 1	1

THIS AMENDMENT AND  RESTATEMENT DEED (the "Amendment and Restatement Deed") is dated 11 July 2021 between:

PARTIES

(1)

COSAN S.A., (formerly known as Cosan S.A. Indústria e Comércio), a company organized and existing under the laws of Brazil, with its head office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 4100, 16th floor, room 1, Itaim Bibi, CEP 04538-132, enrolled with the Brazilian tax registry under No. 50.746.577/0001-15 ("Cosan S.A.");

(2)

COSAN INVESTIMENTOS E PARTICIPAÇÕES S.A., a company incorporated under the laws of Brazil and whose registered office is at City of Sao Paulo, State of Sao Paulo, at Avenida Brigadeiro Faria Lima, 4100, 16th floor, room 3, Itaim Bibi, CEP 04538-132, enrolled with the Brazilian tax registry under No. 18.777.673/0001-18 ("Cosan Investimentos" and together with Cosan S.A. collectively, "Cosan");

(3)

RAÍZEN S.A. (formerly known as Raízen Combustíveis S.A.) a company organized and existing under the laws of Brazil, with its head office at City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Almirante Barroso, 81, 36th floor, room 36A104, CEP 20.031-004, enrolled with the Brazilian tax registry under No. 33.453.598/0001- 23 (the "Downstream Co");

(4)

SHELL BRAZIL HOLDING B.V., a company incorporated under the laws of the Netherlands with registered number 27192050 0000 and whose registered office is at Carel van Bylandtlaan 30, 2596HR's-Gravenhage, The Netherlands ("Shell"); and

(5)	SHELL OVERSEAS HOLDINGS LIMITED, a company incorporated under the laws of England with registered number 00596107 and whose registered office is at Shell Centre, London, SE1 7NA ("Shell UK Co"), each hereafter referred to as a "Party" and together as the "Parties".

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RECITALS

(A)             The Parties have agreed to amend and restate the JVA inter alia in connection with the IPO (as defined below).

(B)              The Parties are entering into this Amendment and Restatement Deed to document the amendments to the JVA (as defined below).

THE PARTIES AGREE AS FOLLOWS:

1.                   INTERPRETATION AND DEFINITIONS

1.1              Definitions

In this Amendment and Restatement Deed:

"Commencement Announcement" means the publication of the announcement informing the market of the beginning of the distribution of preferred shares issued by Downstream Co (Anúncio de Início de Oferta Pública de Distribuição de Ações Preferenciais de Emissão da Raízen);

"Effective Date" has the meaning ascribed to it in clause 2.2;

"JVA" means the joint venture agreement originally dated 1 June 2011, as amended on 26 December 2013 and as amended and restated pursuant to an amendment and restatement agreement dated 31 May 2021, and entered into between Cosan S.A., Cosan Investimentos, Downstream Co, Shell, and Shell UK Co (as defined therein); and

"IPO" means the initial public offering of the preferred shares in the Downstream Co on the Nível II segment of B3 which shall become effective upon disclosure of the Commencement Announcement to the market.

1.2              Construction

Clause 1 of the JVA shall apply to this Amendment and Restatement Deed as if it were set out herein, but as if references in that clause to the JVA were references to this Amendment and Restatement Deed.

1.3              Parties to this Amendment and Restatement Deed

The Parties acknowledge and agree that following a corporate reorganisation on 1 June 2021, Raízen Energia S.A. became a wholly owned subsidiary of Downstream Co (less 1 common share owned by each of Cosan and Shell) and following which it ceased to be a party to the JVA and is therefore not required to execute this Amendment and Restatement Deed.

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2.                   AMENDMENT AND RESTATEMENT OF THE JVA

2.1	The Parties agree that the JVA shall be amended and restated in the form set out in Schedule 1 to this Amendment and Restatement Deed.
2.2	The amendments made to the JVA pursuant to clause 3.1 shall become effective immediately following the Commencement Announcement (the "Effective Date"), provided that:

2.2.1

no such amendments shall create any liability for a Party for failing to perform an obligation prior to the Effective Date to the extent that it did not have that obligation prior to the Effective Date;

2.2.2	the accrued rights and obligations of the parties to the JVA as at the Effective Date shall not be affected; and
2.2.3

to the extent that any continuing agreements or arrangements already entered into by or on behalf of any Party pursuant to or as a result of any of the provisions of the JVA are, as a result of the amendments and restatements effected by this Amendment and Restatement Deed, no longer in accordance and/or consistent with the provisions of the JVA, as so amended and restated by this Amendment and Restatement Deed, then such agreements or arrangements shall (subject, mutatis mutandis, to the proviso in clause 2.2.2 above) to such extent either cease to apply as of the Effective Date or be deemed modified to the extent necessary to make them accord and consistent with such amended and restated provisions.

3.                   GENERAL

3.1              Construction

3.1.1           The JVA and this Amendment and Restatement Deed shall hereafter be read and construed as one document and references in the JVA to 'this Agreement' or 'the JVA' shall be read and construed as references to the JVA as amended and restated by this Amendment and Restatement Deed.

3.1.2           Except where inconsistent with the provisions of this Amendment and Restatement Deed, the terms of the JVA are hereby confirmed and remain in full force and effect.

3.2              Clause 34 of the JVA

Clause 34 (General) of the JVA (as amended by this Amendment and Restatement Deed) shall apply to this Amendment and Restatement Deed as if it was set out in this Amendment and Restatement Deed, but as if references in that clause to the JVA were references to this Amendment and Restatement Deed.

4.                   COUNTERPARTS

This Amendment and Restatement Deed may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

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5.                   GOVERNING LAW AND LANGUAGE

5.1.1           This Amendment and Restatement Deed and all non contractual or other obligations arising out of or in connection with it are governed    by English law.

5.1.2           This Amendment and Restatement Deed is drawn up in the English language. If this Amendment and Restatement Deed is translated        into another language, the English language text prevails.

6.                   ARBITRATION

6.1.1         Any dispute (a "Dispute") arising out of or in connection with this Amendment and Restatement Deed (including a dispute regarding the  existence, validity or termination of this Amendment and Restatement Deed or the consequences of its nullity), will be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce ("Rules"), which Rules are deemed to be incorporated by reference into this clause 6.

6.1.2      The tribunal will consist of three arbitrators two of whom will be nominated by the respective Parties, and the third, who shall act as chairman, shall be a national of a member state of the Organisation for Economic Co-operation and Development (except the United States of America, England or the Netherlands) and nominated by the other two arbitrators together (but failing agreement within 30 days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the International Chamber of Commerce). The seat of the arbitration shall be São Paulo, Brazil, and the language of the arbitration will be English.

6.1.3         The Parties agree that the arbitral tribunal will have power to award on a provisional basis any relief that it would have power to grant on a final award.

6.1.4        Without prejudice to the powers of the arbitrator provided by the Rules, statute or otherwise, the arbitrator will have power at any time, on the basis of written evidence and the submissions of the Parties alone, to make an award in favour of the claimant (or the respondent if a counterclaim) in respect of any claims (or counterclaims) to which there is no reasonably arguable defence, either at all or except as to the amount of any damages or other sum to be awarded.

6.1.5        The Parties agree to keep confidential all materials used in and all awards received as a result of any Dispute proceedings, except to the extent required to be disclosed by applicable Law.

6.1.6          The Parties exclude any rights to refer points of law or to appeal to the courts, to the extent that they can validly waive these rights.

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This Amendment and Restatement Deed has been signed and executed as a DEED by the Parties and is delivered by them on the date specified above.

COSAN S.A.

Executed as a DEED by	) /s/ Luis Henrique Cals de Beauclair Guimarães
COSAN S.A.	)
by	) /s/ Maria Rita de Carvalho Drummond

Name: Luis Henrique Cals de Beauclair Guimarães
Title: Chief Executive Officer

Name: Maria Rita de Carvalho Drummond
Title: General Counsel

in the presence of

/s/ Josiele Feitosa de Oliveira	Signature of witness
Josiele Feitosa de Oliveira	Name of witness
Josiele.oliveira@cosan.com	Address of witness

Assistente Adm.	Occupation of witness

COSAN INVESTIMENTOS

Executed as a DEED by	) /s/ Rubens Ometto Silveira Mello
COSAN INVESTIMENTOS E PARTICIPACOES S.A.	) )
by	) /s/ Maria Rita de Carvalho Drummond

Name: Rubens Ometto Silveira Mello
Title: Chief Executive Officer

Name: Maria Rita de Carvalho Drummond
Title: Officer

in the presence of

/s/ Josiele Feitosa de Oliveira	Signature of witness
Josiele Feitosa de Oliveira	Name of witness
Josiele.oliveira@cosan.com	Address of witness

Assistente Adm.	Occupation of witness

DOWNSTREAM CO

Executed as a DEED by	) /s/ Guilherme José de Vasconcelos Cerqueira
RAÍZEN S.A.	) )
by	) /s/ Antonio Ferreira Martins

Name: Guilherme José de Vasconcelos Cerqueira
Title: CFO

Name: Antonio Ferreira Martins
Title: Legal VP

in the presence of

/s/ Jessica Bittencourt Poppe	Signature of witness
Jessica Bittencourt Poppe	Name of witness
Jessica.poppe@raizen.com	Address of witness

Lawyer	Occupation of witness

SHELL

Executed as a DEED by	) /s/ Lauran Jacques Leon Wetemans
SHELL BRAZIL HOLDING B.V. by	) ) )

Name: Lauran Jacques Leon Wetemans
Title: Diretor Financeiro

in the presence of

/s/ Fernando Bento Ferreira	Signature of witness
Fernando Bento Ferreira	Name of witness
Rua Mar da Galileia	Address of witness
699, Barueri – SP

Finance Analyst	Occupation of witness

SHELL UK CO

Executed as a DEED by	) /s/ Lauran Jacques Leon Wetemans
SHELL OVERSEAS HOLDINGS LIMITED by	) ) )

Name: Lauran Jacques Leon Wetemans
Title: Diretor Financeiro

in the presence of

/s/ Maria Celeste Colantonio	Signature of witness
Maria Celeste Colantonio	Name of witness
Diogo Jacome 518, Sao Paulo	Address of witness
04512-001, Brazil

Engineer	Occupation of witness

SCHEDULE 1

SCHEDULE 1 JVA ARA EXECUTION VERSION
COSAN S.A. RAÍZEN S.A. SHELL BRAZIL HOLDING B.V. SHELL OVERSEAS HOLDINGS LIMITED COSAN INVESTIMENTOS E PARTICIPACOES S.A.
JOINT VENTURE AGREEMENT AS AMENDED ON 26 DECEMBER 2013, AND AS AMENDED AND RESTATED PURSUANT TO AMENDMENT AND RESTATEMENT DEEDS DATED 22 NOVEMBER 2016, 31 MAY 2021 AND 11 JULY 2021

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26. COMPLIANCE WITH AGREEMENT	76
27. TRANSFER OF SHARES	77
28. ENCUMBRANCES	80
29. REORGANIZATIONS	80
30. CONFIDENTIALITY	80
SECTION TEN: GENERAL	81
31. NOTICES	81
32. TERM AND TERMINATION	84
33. NO RIGHT OF RESCISSION	85
34. GENERAL	85
35. GOVERNING LAW	86
36. GOVERNING LANGUAGE	86
37. ARBITRATION	86
Schedule 1 Shell Warranties	92
Schedule 2 Cosan Warranties	92
Schedule 3 Third Party Warranties	92
Schedule 4 Form of Exercise Notice	92
Schedule 5 Form of Third Party Offer Notice	92
Schedule 6 Form of Extension Request Notice and Extension Request Confirmation	94
Schedule 7 Deed of Adherence	99
Schedule 8 Form of Share Pledge	100
Schedule 9 Non Cash on Completion Consideration Value	105
Schedule 10 Adjusted Financial Statements Example	106
Schedule 11 Calculations Spreadsheet	107
SIGNATURES

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THIS JOINT VENTURE AGREEMENT originally dated 1 June 2011, as amended on 26 December 2013, and as amended and restated on 22 November 2016, 31 May 2021 and on the Amendment and Restatement Date between:

PARTIES

(1)               COSAN S.A., (formerly known as Cosan S.A. Indústria e Comércio), a company organized and existing under the laws of Brazil, with its head office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 4100, 16th floor, room 1, Itaim Bibi, CEP 04538-132, enrolled with the Brazilian tax registry under No. 50.746.577/0001-15 ("Cosan S.A.");

(2)               COSAN INVESTIMENTOS E PARTICIPACOES S.A. a company incorporated under the laws of Brazil and whose registered office is at City of Sao Paulo, State of Sao Paulo, at Avenida Brigadeiro Faria Lima, 4100, 16th floor, room 3, Itaim Bibi, CEP 04538-132, enrolled with the Brazilian tax registry under No. 18.777.673/0001-18 ("Cosan Investimentos" and together with Cosan S.A. collectively, "Cosan");

(3)               RAÍZEN S.A. (formerly known as Raízen Combustíveis S.A.), a company organized and existing under the laws of Brazil, with its head office at City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Almirante Barroso, 81, 36th floor, room 36A104, CEP 20.031-004, enrolled with the Brazilian tax registry under No. 33.453.598/0001- 23 (the "Downstream Co");

(4)               SHELL BRAZIL HOLDING B.V., a company incorporated under the laws of the Netherlands with registered number 27192050 0000 and whose registered office is at Carel van Bylandtlaan 30, 2596HR 's-Gravenhage, The Netherlands ("Shell"); and

(5)          SHELL OVERSEAS HOLDINGS LIMITED, a company incorporated under the laws of England with registered number 00596107 and whose registered office is at Shell Centre, London, SE1 7NA ("Shell UK Co").

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RECITALS

(A)             Pursuant to the terms of the Framework Agreement (as defined below), Cosan and Shell agreed to establish the Joint Venture (as defined below) to combine certain of their assets primarily in Brazil.

(B)              Cosan and Shell have an equal economic interest in the Joint Venture and as a general principle, Cosan and Shell will share the profits, losses, access to cash flows and economic interest of the Joint Venture equally.

(C)              Prior to the JV Reorganisation, the Joint Venture comprised the Sugar and Ethanol Co, which held the sugar, ethanol, energy cogeneration and certain other assets of the Joint Venture, and the Downstream Co which held the downstream and certain other assets of the Joint Venture.

(D)             Prior to the JV Reorganisation, the voting capital of each of the Sugar and Ethanol Co and the Downstream Co was divided into common shares (comprising 99.9 per cent. of voting capital) and 1 preferred 'A' share (comprising 0.1 per cent. of voting capital); each of Cosan and Shell owned, directly or indirectly, 50 per cent. of the common shares in each of the Sugar and Ethanol Co and the Downstream Co; Cosan directly owned the preferred 'A' share in the Sugar and Ethanol Co and Shell directly owned the preferred 'A' share in the Downstream Co, such that Cosan directly owned 50 per cent. plus 1 share of the total voting capital of the Sugar and Ethanol Co and Shell directly owned 50 per cent. plus 1 share of the total voting capital of the Downstream Co.

(E)              Certain preferred 'B' and 'E' shares were allocated among Cosan and Shell and had certain economic (but not voting) rights to compensate Cosan and/or Shell for contributing certain goodwill and NOLs (as defined in the Framework Agreement) to the Joint Venture, which contributions render a tax benefit to the Joint Venture. Certain preferred 'D' shares were allocated to Shell and had certain economic (but not voting) rights to compensate Shell for certain governance issues.

(F)               Prior to the JV Reorganisation, the shareholders' agreements in respect of each of the Sugar and Ethanol Co and the Downstream Co governed the scope of the business of the Joint Venture, certain matters relating to governance (which as a general principle were shared between Cosan and Shell equally), acquisitions, dividends and distributions, as well as the general principles that governed Cosan's and Shell's relationship as shareholders of the Sugar and Ethanol Co and the Downstream Co.

(G)             An Operating and Coordination Agreement (as defined below) sets out certain terms pertaining to the coordination of the Sugar and Ethanol Co and the Downstream Co and specifies certain, principles, policies, targets and processes of the Joint Venture.

(H)             ROSM and Aguassanta have entered into the ROSM Agreement with Shell and Shell UK Co setting out certain rights and obligations in relation to ROSM's and Aguassanta's indirect interests in the Joint Venture and ROSM's and Aguassanta's activities in respect of the Business (as defined in the Framework Agreement).

(I)                The Management Compensation Plan (as defined in the Framework Agreement) rewards certain members of the management of the Joint Venture for success in their respective roles.

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(J)                On 31 May 2021, the Parties entered into an amendment and restatement deed pursuant to which this Agreement was amended and restated in the form set out in schedule 1 thereto (the "Interim JVA").

(K)             On 1 June 2021, Cosan and Shell, among others, effected a corporate reorganisation through which the Downstream Co became the owner of 100 per cent. of the common shares of Sugar and Ethanol Co (less 1 common share owned by each of Cosan and Shell), and the preferred 'A' shares, preferred ‘B’ shares, preferred ‘D’ Shares and preferred ‘E’ shares in the Downstream Co and in the Sugar and Ethanol Co were repurchased and cancelled or converted into common shares (the "JV Reorganisation").

(L)              On 8 February 2021, Cosan and Shell, among others, entered into the Biosev Acquisition Agreement (as defined below), pursuant to which Hédera agreed to acquire certain class F non-redeemable preferred shares (the "Biosev Regular Shares") and class G redeemable preferred shares (the "Biosev Redeemable Shares" and, together with the Biosev Regular Shares, the "Biosev Shares") in the capital of the Downstream Co. Biosev Completion (as defined below) may occur prior to, on or after the Amendment and Restatement Date. If Biosev Completion occurred:

(a)          prior to the Amendment and Restatement Date, the Biosev Shares will have been allotted to Hédera, upon which Hédera's economic interest in the Downstream Co will have been 4.99 per cent. On the IPO occurring, the Downstream Co will have redeemed the Biosev Redeemable Shares, resulting in Hédera's economic interest in the Downstream Co being reduced at the time of the IPO; or

(b)          on or after the Amendment and Restatement Date, only the Biosev Regular Shares will have been allotted to Hédera, upon which Hédera's economic interest in the Downstream Co will have been 3.50 per cent.

(M)            On the Amendment and Restatement Date, the IPO of Downstream Co occurred and the Interim JVA was amended and restated by the Amendment and Restatement Deed, in the form set out in schedule 1 thereto.

(N)             The Parties have entered into this Agreement to document their agreement relating to the rights and obligations in respect of their interests in the Downstream Co and to provide for certain options whereby Cosan or Shell may acquire the other's interest in the Downstream Co, certain lock-up provisions and remedies for fundamental breaches of the documentation governing the establishment and operation of the Joint Venture.

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THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION ONE: INTERPRETATION AND DEFINITIONS

1.                   INTERPRETATION AND DEFINITIONS

1.1              Capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

"2016 Amendment and Restatement Date" means the effective date on which this Agreement was amended and restated pursuant to the 2016 Amendment and Restatement Deed;

"2016 Amendment and Restatement Deed" means the deed dated on or about 22 November 2016 between (among others) the Parties amending and restating this Agreement;

"Acceptable Rating" means:

(a)               a Rating of:

(i)                 in respect of a Brazilian Party, greater than or equal to the higher of:

(A)             the sovereign Rating for the government of Brazil; and

(B)              BB- by S&P and/or Fitch and/or Ba3 by Moody's;

(b)              in respect of any other person, a Rating of BBB- or higher by S&P and/or Fitch and/or Baa3 or higher by Moody's; or

(c)          if all of the Credit Rating Agencies cease to function or no longer provide a ratings service generally or decline to provide a Rating for a  Person, a comparable Rating to those specified in paragraph (a) or (b) above (as applicable) from an internationally recognised credit rating agency of equivalent standing (other than S&P, Fitch and Moody's), provided that, if the Person to be rated does not have any rated senior unsecured debt that is outstanding at that time, then such Person's senior unsecured debt shall be deemed to be rated at those ratings as such Credit Rating Agency may assign to the senior unsecured debt of that Person on a "shadow rating" or "indicative rating" basis within 6 months of such date;

"Acceptance Notice" has the meaning prescribed to it in Clause 8.5;

"Accounting Principles" means IFRS from time to time;

"Accrued Interest" means any interest accrued by a Payor pursuant to Clause 21.2.3 and any default interest accrued by a Payor pursuant to Clause 21.4.2(a);

"Actual Awareness" means in relation to a Shareholder the actual knowledge of its directors and the knowledge, information and belief which the directors would have had if they had made all reasonable enquiries of the executive board (or equivalent) of

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any Controlling Entity, the general counsel of each of the Shareholder and any Controlling Entity and/or the senior personnel responsible for the relevant business units of each of the Shareholder and any Controlling Entity;

"Adjusted EBITDA" means, in respect of any Relevant Period:

(a)               consolidated net sales; minus

(b)               consolidated cost of sales and services; minus

(c)                consolidated general and administrative expenses and selling expenses;

plus/minus

(d)               consolidated equity pick up income from associates; plus

(e)                any depreciation or amortisation included in any of the foregoing,

in each case and to the extent applicable, calculated by extracting the relevant line items from the Adjusted Financial Statements and prepared in accordance with the Accounting Principles by applying the same accounting policies, treatments, practices and categorisations, including in relation to the exercise of discretion and judgement, that were used in the Annual Financial Statements for the Financial Year ended 31 December 2019 to the extent consistent with the Accounting Principles in force at the relevant time;

"Adjusted Financial Statements" means the spreadsheet prepared by Topco substantially in the form of the Adjusted Financial Statements Example and provided to Shell in accordance with Clause 14.3 of this Agreement by making the following adjustments to the Starting Financial Statements in respect of the Relevant Period:

(a)                for as long as a member of the Cosan Group holds a Controlling Interest in the Downstream Co only:

(i)                 in relation to any Cosan JV, Cosan may elect, at its sole discretion, to proportionally consolidate 50 per cent. of the financial results of such Cosan JV in the income statement and the balance sheet, provided that, in relation to any Cosan JV other than the Downstream Co, the Cosan JV has published the Cosan JV Accounts for the Relevant Period on the investor relations area of the Cosan JV's or Cosan Topco's public website;

(ii)               for any Relevant Period in respect of which Rumo has published the Rumo Accounts on the investor relations area of Rumo's public website:

(A)             extracting the fully consolidated financial results of Rumo in the income statement and the balance sheet; and

(B)              adding back in the proportional financial results of Rumo in the income statement and the balance sheet to the extent of the share capital held by Cosan Topco or a member of the Cosan Group (as applicable) in Rumo; and

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(iii)            any adjustment in relation to the financial results of a Minority to which Shell has provided its prior written consent; and

(b)               only taking into account any derivative transaction entered into in connection with protection against or benefit from fluctuation in any currency or interest rate linked to the Group's Financial Indebtedness (save for any indebtedness for or in respect of paragraph (g) of the definition of "Financial Indebtedness") and extracting any provision made for any other derivative transaction including any commodities derivative transaction (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

"Adjusted Financial Statements Example" means the spreadsheet included at Schedule 10 to this Agreement;

"ADTV" means average daily trading volume;

"Affiliate" means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of a Holding Company; provided that, neither the Downstream Co nor any Subsidiary of Downstream Co shall be an Affiliate of any Shareholder;

"Aguassanta" means Aguassanta Participações S.A., a company organised and existing under the laws of Brazil, with its head office at Avenida Brigadeiro Faria Lima No. 4100, 16th floor, room 08, Zip Code 04538-132, São Paulo, SP, Brazil, enrolled with the Brazilian tax registry under number 07.198.897/0001-59;

"Amendment and Restatement Date" means the Effective Date (as defined in the Amendment and Restatement Deed) on which this Agreement was amended and restated pursuant to the Amendment and Restatement Deed;

"Amendment and Restatement Deed" means the deed dated on or about 11 July   2021 between the Parties amending and restating the Interim JVA;

"Annual Financial Statements" means the audited consolidated financial statements of the Group for the relevant Financial Year;

"Anti-Corruption Law" means the US Foreign Corrupt Practices Act of 1977, the United Kingdom Prevention of Corruption Acts 1889 to 1916 and the Bribery Act 2010, Brazilian Federal Law No. 8,429 of 2 June 1992 (Lei de Improbidade Administrativa), Brazilian Decree (Decreto) 4,410 of October 7, 2002 (Interamerican Convention Against Corruption), Brazilian Decree (Decreto) 5,687 of January 31, 2006 (United Nations Convention Against Corruption), Brazilian Law No. 9,613 dated March 3, 1998 (Lei de Prevenção à Lavagem de Dinheiro), Brazilian Law No. 8,666 dated June 21, 1993 (Lei de Licitações e Contratos Administrativos), Brazilian Law No. 14,133 dated April 1, 2021 (the new “Lei de Licitações e Contratos Administrativos) and Brazilian Federal Law No. 12,846 of 1 August 2013 (Lei da Empresa Limpa), or any applicable law of similar effect;

"Arbitrator" means an arbitral panel as validly appointed in accordance with Clause 37;

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"Beneficial Owner" of a security means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(a)                voting power in, which includes the power to vote or to direct the voting of, such security; and/or

(b)               investment power which includes the power to Transfer, or to direct the Transfer of, such security,

and each of the terms "Beneficially Own" and "Beneficially Owned" has a corollary meaning;

“Biosev” means Biosev S.A., a publicly-held joint-stock company (sociedade por ações de capital aberto) duly incorporated under the laws of Brazil, with its headquarters in the city of São Paulo, State of São Paulo, at Av. Brigadeiro Faria Lima, No. 1355, 11th floor, Zip Code 01.452-919, enrolled with the CNPJ under No. 15.527.906/0001-36;

"Biosev Acquisition Agreement" means the acquisition agreement dated 8 February 2021 and entered into between Hédera, Louis Dreyfus Commodities and Energy Holdings N.V., Biosev S.A., the Downstream Co, Sugar and Ethanol Co, Cosan S.A., Cosan Investimentos and Shell, pursuant to which Hédera agreed to acquire the Biosev Shares;

"Biosev Completion" means the occurrence of "Closing" under the Biosev Acquisition Agreement;

"Biosev Redeemable Shares" has the meaning ascribed to it in paragraph (L) of the Recitals;

"Biosev Regular Shares" has the meaning ascribed to it in paragraph (L) of the Recitals; "Biosev Shares" has the meaning ascribed to it in paragraph (L) of the Recitals;

"Bound Shares" means in respect of each of Cosan and Shell (subject to Clauses 27.4.4(e) and 27.5.4(e)):

(a)	the number of ordinary shares in the capital of the Downstream Co that is equal to the aggregate of 4,496,786,292, less the number of Unbound Shares which are ordinary shares held by Cosan or Shell (as applicable) in the capital of the Downstream Co at the Termination Announcement Date; and
(b)	any new Shares issued to Cosan or Shell (as applicable) by the Downstream Co following the IPO, including pursuant to any share splits of existing Bound Shares or share subscriptions (unless otherwise agreed to in writing in advance by the Cosan Shareholder Representative and the Shell Shareholder Representative),

provided that in the case of each of (a) and (b), the Bound Shares shall not include any Unbound Shares;

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"Brazilian Party" means any Third Party Offeror which generated 70 per cent. or more of its gross annual revenue from trading in Brazil (including exports from Brazil) based on its most recent annual audited financial statements;

"Breach Notice" has the meaning ascribed to it in Clause 10.1;

"Breach Notice Recipient" has the meaning ascribed to it in Clause 10.1;

"Breach Notice Sender" has the meaning ascribed to it in Clause 10.1;

"BRL" means real or, if there is more than one, reais, the lawful currency of Brazil;

"Business Day" means a day, other than a Saturday or Sunday or public holiday in São Paulo, Brazil and/or London, England;

"Byelaws" means, in relation to an entity, corporate byelaws or constitutional documents (including any Contrato social or Estatuto social);

"B3" means the Brazilian stock exchange, B3 S.A. – Brasil, Bolsa, Balcão;

"Calculations Spreadsheet" means a spreadsheet setting out details of the calculations undertaken to produce the Starting Financial Statements substantially in the form set out in Schedule 11 to this Agreement;

"Call Option" means the Shell Event Triggered Call Options, the Cosan Change of Control Option, the Exercising Shareholder Change of Control Option and/or (in the event the Shell Change of Control Option is exercised by a New Shareholder) the Shell Change of Control Option (as applicable);

"Call Option Event" means a Shell Call Option Trigger Event, a Shell Change of Control Event, a New Shareholder Change of Control Event and/or (in the event the Shell Change of Control Option is exercised by a New Shareholder) a Cosan Change of Control Event (as applicable);

"Call Option Exercise Period" means the Shell Event Triggered Call Option Exercise Period, the Cosan Change of Control Option Exercise Period and/or the Exercising Shareholder Change of Control Option Exercise Period (as applicable);

"Cash" and "Cash Equivalents" have the meaning ascribed to those terms in IAS 7 and to the extent applicable, calculated (i) using the exchange rates used in preparation of the applicable Starting Financial Statements and (ii) by extracting the relevant line items from the Adjusted Financial Statements and prepared in accordance with the Accounting Principles by applying the same accounting policies, treatments, practices and categorisations, including in relation to the exercise of discretion and judgement, that were used in the Annual Financial Statements for the Financial Year ended 31 December 2019 to the extent consistent with the Accounting Principles in force at the relevant time;

"CEO" means, in relation to an entity, the chief executive officer (diretor presidente) of such entity;

"Certificate" has the meaning ascribed to it in paragraph 8 of Schedule 9;

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"Commencement Announcement" means the publication of the announcement (Anúncio de Início de Oferta Pública de Distribuição de Ações Preferenciais de Emissão da Raízen) informing the market of the beginning of the distribution of preferred shares issued by the Downstream Co;

"Compliance Certificate" has the meaning ascribed to it in Clause 14.4;

"Confidential Information" means any information concerning any Party, whether or not in the possession of another Party before 1 June 2011, and which relates to trade secrets, proprietary information, the marketing of goods or services (including names, lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, advertising or promotional materials and strategies), future projects, business development or planning, commercial relationships, negotiations and business strategy; provided that "Confidential Information" does not include information that:

(a)	is or becomes generally available to the public other than as a result of a disclosure by a Party, any of its Affiliates or its or their Representatives in violation of this Agreement or any other Transaction Document;
(b)	was available to such Party on a non-confidential basis prior to its disclosure to such Party or its Representatives; or
(c)	becomes available to such Party on a non-confidential basis from a source other than a JV Entity after the disclosure of such information to such Party or any Party's Representative by the JV Entity, which source is (at the time of receipt of the relevant information) not, to such Party's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) such JV Entity or another Person;

provided, further that, notwithstanding anything to the contrary contained herein, Confidential Information in the possession of Cosan, Shell or any of their respective Subsidiaries prior to 1 June 2011 shall, notwithstanding the foregoing exceptions in paragraphs (a) or (c), remain Confidential Information hereunder and Cosan and Shell shall be obligated to keep or to cause to be kept such information confidential as fully as if they did not have access to such information prior to the date of this Agreement but only received it after 1 June 2011;

"Consolidated Tangible Net Worth" means, at any time, calculated by extracting line items from the Adjusted Financial Statements, the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of Topco and the aggregate amount of the reserves of the Group, including:

(a)                any amount credited to the share premium account;

(b)               any amount credited as additional paid-in capital in accordance with the Accounting Principles;

(c)                any capital redemption reserve fund;

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(d)               any balance standing to the credit of the consolidated income statement of the Group; and

(e)                any equity attributable to the owners of the parent and non-controlling interests, but deducting:

(f)                any debit balance on the consolidated income statement of the Group;

(g)               (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

(h)               (to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

(i)                 any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not provided for in the most recent financial statements; and

(j)                 non-controlling interests at Topco level,

and so that no amount shall be included or excluded more than once;

"Consolidated Total Debt" means, at any time, calculated by extracting line items from the Adjusted Financial Statements, the aggregate outstanding principal, capital or nominal amount of all obligations of each member of the Group for or in respect of Financial Indebtedness, including any Financial Indebtedness of the JV Entities (without double counting) entered into under the Special Agriculture Industry Securitization Program - PESA (established in February 1998) in relation to which the JV Entities have granted pledges over CTNs to their financing banks in support of such Financial Indebtedness and deducting the amortized book value of the CTNs in accordance with the Accounting Principles, and so that no amount shall be included or excluded more than once;

"Consolidated Total Net Debt" means Consolidated Total Debt but deducting the aggregate amount of Cash, Cash Equivalents and Marketable Securities held by any member of the Group at that time, and so that no amount shall be included or excluded more than once;

"Continuing Shareholder" has the meaning ascribed to it in Clause 7.3.1;

"Continuing Shareholder Securities" means any ordinary shares in (i) the Continuing Shareholder or (ii) a company which has a Controlling Interest in the Continuing Shareholder, in each case:

(a)                which are listed on a Recognised Stock Exchange;

(b)               which have an ADTV for the preceding 90 days equal to or greater than US$11,000,000 (or its equivalent in any currency); and

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(c)                which form no more than 10 per cent. of the total amount of the listed securities of such entity;

"Continuing Shareholder Securities Value" means the value of the Continuing Shareholder Securities as at the Exercise Date, being the volume weighted average price of such Continuing Shareholder Securities for the 30 days prior to the Exercise Date;

"Control" means the power of a Person (or Persons acting in concert) (being the "Controller") to secure that the affairs of another are conducted directly or indirectly (through one or more companies each of which is Controlled directly or indirectly by the Controller) in accordance with the wishes of the Controller whether by means of being the Beneficial Owner(s) of more than 50 per cent. of the issued share capital of or entitled to exercise more than 50 per cent. of the voting rights in that company, or having the right to appoint or remove a majority of the directors or otherwise control a majority of the votes at board meetings of that company by virtue of any rights attaching to securities held or powers conferred by the Byelaws, any shareholders' agreement or any other document regulating the affairs of that company and "Controlled by" shall be construed accordingly; provided that, notwithstanding the foregoing:

(a)                in respect of the Downstream Co:

(i)                 Cosan, Shell, any New Cosan Shareholder and any New Shell Shareholder will be deemed to have Control of the Downstream Co if they are entitled directly to exercise all of the rights attaching to the Bound Shares which form part of the entire Cosan Total Interest in respect of Cosan, or form part of the entire Shell Total Interest in respect of Shell and for these purposes, each of the Cosan Total Interest and the Shell Total Interest shall include all of those Bound Shares which form part of the Cosan Total Interest and the Shell Total Interest as at the Amendment and Restatement Date; and

(ii)               any other Person will be deemed to have Control of the Downstream Co if they directly or indirectly Control Cosan, Shell, the New Cosan Shareholder or the New Shell Shareholder (as applicable and for so long as such Shareholder has Control of the Downstream Co in accordance with paragraph (a)(i) above) in accordance with the above provisions of this definition of Control, provided that for the purposes of this paragraph (ii), Aguassanta and ROSM shall each be deemed to be Persons who have direct or indirect Control of Cosan S.A. until:

(A)             Aguassanta or ROSM ceases directly or indirectly to: (i) be the Beneficial Owner of 30 per cent. or more of the issued share capital of Cosan S.A.; (ii) have the unfettered right to exercise 30 per cent. or more of the voting rights in Cosan S.A.; or (iii) have the right to appoint or remove a majority of the directors of Cosan S.A.; or

(B)              a material amendment is made to the "poison pill" article, as provided in article 37 in the Byelaws of Cosan S.A., as approved on 22 January 2021, which amendment is not approved in advance by ROSM; and

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(b)               in no event shall any JV Entity be deemed an Affiliate or Subsidiary of any Shareholder or any of its respective Subsidiaries or Affiliates;

"Controlling Entity" means:

(a)                for so long as Cosan or any New Cosan Shareholder to which Shares have been transferred in accordance with Clause 9.1.3 is a Shareholder, any Person:

(i)                 in which ROSM, or after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement has a Controlling Interest;

(ii)               which has its securities listed on a Recognised Stock Exchange; and

(iii)            which has a Controlling Interest in the Downstream Co; and

(b)               following a Transfer by Cosan or any Cosan Transferor of the Cosan Total Interest to a New Cosan Shareholder (other than a New Cosan Shareholder to which Shares have been transferred in accordance with Clause 9.1.3), any Person:

(i)                 in which the New Shareholder Controller has a Controlling Interest; and

(ii)               which has a Controlling Interest in the Downstream Co;

"Controlling Entity Financial Statements" means the audited consolidated or unconsolidated, as appropriate, annual financial statements of that Controlling Entity produced in accordance with the relevant Mandatory Compliance Regime;

"Controlling Group" means Topco and each Subsidiary of Topco from time to time that has a Controlling Interest in the Downstream Co;

"Controlling Interest" means, in relation to an entity, a direct or indirect interest in relation to such entity which confers Control;

"Corporate Governance Default" has the meaning ascribed to it in Clause 15.1;

"Cosan" means the two Persons described as such in the Parties section of this Agreement and any other New Cosan Shareholder who becomes "Cosan" for the purposes of this Agreement by execution of a Deed of Adherence pursuant to Clause 27.5;

"Cosan Change of Control Event" means any transaction, agreement, transfer or other arrangement which, or any series of transactions, agreements, transfers or other arrangement which cumulatively, results in:

(a)	prior to the Post ROSM Date, ROSM;
(b)	from the ROSM Transition Period Start Date until the ROSM Transition Period End Date, ROSM and/or the ROSM Transition Period Qualifying Replacements;

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(c)                on or at any time after the ROSM Transition Period End Date, ROSM and/or a ROSM Qualifying Replacement,

no longer having a Controlling Interest in the Downstream Co, excluding any transfer (i) required to implement ROSM's will, provided that such transfer ultimately results in the transfer of ROSM's Controlling Interest in the Downstream Co to a ROSM Qualifying Replacement, in the event ROSM is determined Deceased, or (ii) to a ROSM Qualifying Replacement in the event a ROSM Transition Period Qualifying Replacement is determined Deceased between the ROSM Transition Period Start Date and the ROSM Transition Period End Date;

"Cosan Change of Control Option" means those rights granted to Shell under Clause 13.2;

"Cosan Change of Control Option Exercise Period" has the meaning ascribed to it in Clause 17.2;

"Cosan Debt Default" means any:

(a)	Financial Indebtedness of any member of the Controlling Group is not paid when due in accordance with the relevant finance documentation or is validly declared to be or otherwise becomes due and payable prior to its stated maturity in accordance with the relevant finance documentation; or
(b)	creditor or creditors of any member of the Controlling Group become entitled in accordance with the relevant finance documentation to declare any of its Financial Indebtedness due and payable prior to its specified maturity in accordance with the relevant finance documentation, provided that:

(i)	for the avoidance of doubt, if the relevant member of the Controlling Group has the ability to cure the default and/or the accelerated payment under paragraphs (a) and (b) above, in accordance with the relevant finance documentation, they have failed to cure such default and/or make the required accelerated payment within the applicable period set out in the relevant finance documentation; and
(ii)	the aggregate amount of all such Financial Indebtedness under paragraphs (a) and/or (b) above is more than US$50,000,000 (or equivalent amount in any other currency using the exchange rates used in the preparation of the previous Starting Financial Statements);

"Cosan Downstream Co Value" means the value of Cosan's legal and beneficial interest in the Downstream Co, as calculated from the Downstream Co Value;

"Cosan Downstream Valuation Range" means the Downstream Valuation Range determined by the Cosan Valuer in accordance with Clause 20;

"Cosan Financial Covenant Breach" has the meaning ascribed to it in Clause 14.1.2;

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"Cosan Fundamental Breach Option" means those rights granted to Cosan in Clause 11.2;

"Cosan Fundamental Breach Option Exercise Period" means, where the Fundamental Breach has been committed by Shell (either as agreed between the Parties or as determined in accordance with Clause 10), the period commencing on the date of the Breach Notice to the date which is 90 days after such date;

"Cosan Group" means Cosan Topco and each Subsidiary of Cosan Topco from time to time that has a Controlling Interest in the Downstream Co;

"Cosan JV" means (i) any JV (including the Downstream Co) in which Cosan Topco or a member of the Cosan Group holds 50 per cent. of the voting rights ordinarily exercisable at general meetings (excluding, for the avoidance of doubt, any limited voting rights attached to the preferred shares in the capital of the Downstream Co); and (ii) the Downstream Co (if Cosan Topco or a member of the Cosan Group holds less than 50 per cent. of the voting rights ordinarily exercisable at general meetings (excluding, for the avoidance of doubt, any limited voting rights attached to the preferred shares in the capital of the Downstream Co) in the Downstream Co);

"Cosan JV Accounts" means the Cosan JV Annual Financial Statements and/or Cosan JV Quarterly Financial Statements, as applicable;

"Cosan JV Annual Financial Statements" means (i) the audited combined consolidated financial statements, or (ii) the audited consolidated financial statements of any Cosan JV and its Subsidiaries for the relevant Financial Year;

"Cosan JV Quarterly Financial Statements" means (i) the combined consolidated financial statements, or (ii) the consolidated financial statements of any Cosan JV and its Subsidiaries for the relevant Financial Quarter;

"Cosan Limited" means Cosan Limited, a company formerly incorporated under the laws of Bermuda and whose registered office was at Crawford House, 50 Cedar Avenue, Hamilton HM 11, Bermuda and was merged into Cosan S.A. on 22 January, 2021;

"Cosan Shareholder Representative" means the "Shareholder Representative" appointed by Cosan pursuant to Section 4.01 (Shareholder Representatives) of the Shareholders' Agreement;

"Cosan Topco" means the highest Cosan Controlling Entity;

"Cosan Total Interest" means Cosan's entire direct holding of Shares in the Downstream Co (including its Bound Shares and Unbound Shares);

"Cosan Transferor" has the meaning ascribed to it in Clause 9.1.3;

"Cosan Valuer" has the meaning determined in accordance with Clause 20.3;

"Cosan Warranty" means a statement contained in Schedule 2 and "Cosan Warranties" means all such statements;

"Credit Rating Agency" means any of S&P, Fitch or Moody's;

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"CTNs" means the Brazilian government bonds with a 20 year original maturity and falling due between 2018 and 2025 in relation to the Special Agriculture Industry Securitization Program - PESA (established in February 1998);

"Death Certificate" means a death certificate or medical certificate of the cause of death (including a Certidão de óbito), evidencing the death of a Person or the fact that a Person has been officially deemed deceased in absentia, issued by a governmental or other recognized regulatory body in any jurisdiction which is authorized under the laws of such jurisdiction to issue such certificates;

"Deceased" means, in relation to a Person, that such Person is deceased (or officially deemed deceased in absentia) as certified pursuant to a Death Certificate;

"Deed of Adherence" means a deed of adherence substantially in the form set out in Schedule 7 to be executed by any Person who becomes a Shareholder in accordance with Clause 27.2;

"Default Interest Rate" means:

(a)                in respect of BRL amounts, a per annum rate of interest equal to two per cent. above SELIC; and

(b)               in respect of US$ amounts, a per annum rate of interest equal to three per cent. above SOFR,

provided that if such rate is determined unenforceable, the Default Interest Rate shall be the next highest rate as would be enforceable under English Law, and the Parties acknowledge and agree that SELIC, as the interest rate standard in Brazil, is a reasonable benchmark for interest in relation to matters connected with a business, such as the Downstream Co, whose primary operations are in Brazil;

"Deferred Consideration" means cash consideration that is not payable in full on completion of the Third Party Offer;

"Deferred Consideration Net Present Value" means the net present value to the Selling Party of the Deferred Consideration as at the Third Party Offer Notice Date if paid in cash on completion of the Third Party Offer in lieu of the Deferred Consideration, as agreed between the Selling Party and the Continuing Shareholder or as determined by the Independent Non Cash Consideration Valuer in accordance with Schedule 9;

"Dispute" has the meaning ascribed to it in Clause 37.1; "Dispute Notice" has the meaning ascribed to it in Clause 10.2;

"Disqualification Call Option" means the right granted to Shell by Clause 4.2;

"Disqualification Call Option Exercise Period" means the period from the Disqualification Notice Date to the date that is the later of the date which is:

(a)                eight months thereafter;

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(b)               ten Business Days after the applicable Option Price is finally agreed or determined; and

(c)                one month after the ROSM Transition Period Start Date;

"Disqualification Notice Date" means the date that Shell is notified that ROSM has been determined either:

(a)                to be Disqualified in accordance with Clause 3; or

(b)               to be Deceased;

"Disqualification Put Option" means the right granted to Cosan by Clause 5.1;

"Disqualification Put Option Exercise Period" means the period from the date which is ten days after expiry of the Disqualification Call Option Exercise Period to the date which is four months thereafter;

"Disqualified" has the meaning ascribed to it in Clause 3.1;

"Downstream Co" has the meaning ascribed to it in the Parties section of this Agreement;

"Downstream Co Value" means a value agreed in writing between Cosan and Shell, or failing such agreement within 14 days of the applicable Downstream Co Value Date (or within any period of time by which Cosan and Shell agree in writing to extend such initial 14 day period) the amount of:

(a)                if x – y ≤ 0.1x, the arithmetic mean of the Midpoints of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range; or

(b)               if x – y > 0.1x, the arithmetic mean of the Midpoints of:

(i)                 the Independent Downstream Valuation Range; and

(ii)               whichever of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range has a closer Midpoint to the Midpoint of the Independent Downstream Valuation Range; or

(c)                if there is no Cosan Valuer and no Shell Valuer, the Midpoint of the Sole Valuer Downstream Valuation Range; and

where:

"x" = the greater of the Midpoints of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range; and

"y" = the smaller of the Midpoints of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range;

and, for the avoidance of doubt, if the Downstream Co declares, pays or makes any dividend or other distribution between the date of the applicable Downstream Co Value

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Date and the applicable Option Completion Date, the Downstream Co Value shall be adjusted accordingly to take account of the declaration, payment or making of such payment;

"Downstream Co Value Date" means, in relation to:

(a)                any Shell Event Triggered Call Option, the date of the relevant Shell Call Option Trigger Event;

(b)               the Cosan Change of Control Option, the date of the relevant Shell Change of Control Event;

(c)                the Exercising Shareholder Change of Control Option, the date of the relevant New Shareholder Change of Control Event;

(d)               the Cosan Fundamental Breach Option and the Shell Fundamental Breach Option, the date on which the relevant Party receives the applicable Breach Notice;

(e)                the Disqualification Put Option:

(i)                 the date determined in accordance with Clause 5.5; or

(ii)               if Shell is entitled to nominate another Person to purchase the Cosan Total Interest in accordance with Clause 5.9.2, the date on which Shell sends a notice to Cosan stating that Shell wishes to exercise such right, as further contemplated by Clause 5.9.2; and

(f)                the Disqualification Call Option, the date determined in accordance with Clause 4.5;

"Downstream Valuation Range" means an equity valuation range in respect of the Downstream Co determined in accordance with Clause 20;

"Election Notice" has the meaning ascribed to it in Clause 8.6;

"Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement having similar effect (including a title transfer or retention arrangement, or any arrangement whereby title could be transferred to a third party);

"Ethanol" means ethanol and ethanol-based products, in each case, produced from sugarcane;

"Ethanol Supply Agreement" means the ethanol supply agreement dated 1 June 2011 between the Sugar and Ethanol Co and the Downstream Co, as amended, supplemented, restated or replaced which, for the avoidance of doubt, shall remain in force at all times in accordance with its terms, subject to the requirements of this Agreement;

"Executive Board" has the meaning ascribed to it in the Shareholders' Agreement;

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"Exercise Date" means the date on which the Continuing Shareholder exercises its Pre- emption Right by delivery to the Selling Party of the Exercise Notice in respect of such Pre-emption Right;

"Exercise Notice" means, in respect of any relevant Option, an exercise notice substantially in the form set out in Schedule 4;

"Exercising Shareholder" has the meaning ascribed to it in Clause 13.4;

"Exercising Shareholder Change of Control Option" means those rights granted to the Exercising Shareholder under Clause 13.4;

"Exercising Shareholder Change of Control Option Exercise Period" has the meaning ascribed to it in Clause 17.3;

"Expert" has the meaning ascribed to it in Clause 3.4.2;

"Extended Lock-up Period" has the meaning ascribed to it in Clause 6.1;

"Extension Request Confirmation" has the meaning ascribed to it in Clause 6.3;

"Extension Request Notice" has the meaning ascribed to it in Clause 6.2;

"Extension Request Recipient" has the meaning ascribed to it in Clause 6.2;

"Fair Market Value" has the meaning ascribed to it in paragraph 8 of Schedule 9;

"Final Determination Date" has the meaning ascribed to it in Clause 7.4;

"Finance Lease" means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability;

"Financial Covenant Default Ratios" has the meaning ascribed to it in Clause 14.1.2;

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)                moneys borrowed;

(b)               any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)               the amount of any liability in respect of any Finance Lease;

(e)                receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)             any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

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(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of redeemable shares;

(j)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above,

in each case and to the extent applicable, calculated (i) using the exchange rates used in preparation of the applicable Starting Financial Statements, and (ii) by extracting the relevant line items from the Adjusted Financial Statements and in accordance with the Accounting Principles (except for the purposes of Clause 14.1.1 and the definition of Cosan Debt Default only, where Financial Indebtedness shall include indebtedness within paragraph (g)) and provided that no amount shall be counted more than once;

"Financial Quarter" means the quarterly accounting period of Topco ending on 31 March, 30 June and 30 September each year (or ending on such other dates as may be notified in writing to Shell);

"Financial Year" means the annual accounting period of Topco ending on 31 December in each year (or ending on such other date as may be notified in writing to Shell);

"First Party" has the meaning ascribed to it in Clause 3.2;

"Fitch" means Fitch Ratings Ltd;

"Framework Agreement" means the framework agreement relating to the Joint Venture dated 25 August 2010 between Cosan, Cosan Distribuidora de Combustíveis Ltda., Cosan Limited, Downstream Co, Shell, Shell UK Co and Raízen Energia Participações S.A.;

"Fundamental Breach" means where:

(a)                a Party (other than a JV Entity) breaches any provision of this Agreement, the Operating and Coordination Agreement or the Shareholders' Agreement, whether such event or events amount(s) to a repudiatory breach or breaches of the relevant agreement or not; and/or

(b)               a Party (other than a JV Entity) is convicted (after any final appeal has been dismissed) of any violation of any Anti-Corruption Law; and/or

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(c)                with respect to Cosan only, ROSM or a ROSM Qualifying Replacement breaches any provision of the ROSM Agreement, whether such event or events amounts(s) to a repudiatory breach or breaches of such agreement or not; and/or

(d)               with respect to Cosan only, Aguassanta breaches any provision of the ROSM Agreement, whether such event or events amounts(s) to a repudiatory breach or breaches of such agreement or not, and which, in any such case referred to in sub-paragraphs (a) to (d) above, (i) has a Material Adverse Effect on the Joint Venture or any other Party (other than the Party, or any Affiliate of the Party, which committed the Fundamental Breach); and (ii) is not remedied, if capable of remedy, within 90 days of the Fundamental Breach Date; and/or

(e)                a Party (other than a JV Entity) and/or, with respect to Cosan only (in each case), ROSM and/or a ROSM Qualifying Replacement and/or Aguassanta becomes Insolvent;

"Fundamental Breach Date" means the date on which the Parties receive a Breach Notice pursuant to Clause 10.1;

"Gearing" means, in respect of any Relevant Period, the amount of Consolidated Total Debt on the last day of that Relevant Period as a percentage of the aggregate amount of the Consolidated Total Debt and the Consolidated Tangible Net Worth on the last day of that Relevant Period and so that no amount shall be included or excluded more than once;

"Governmental Authority" means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions (including functions relating to the audit, imposition, assessment, management and collection of Taxes) of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any nation or jurisdiction or any political subdivision thereof or any court;

"Group" means (i) Topco, (ii) each Subsidiary of Topco from time to time that has a Controlling Interest in the Downstream Co, and (iii) the Downstream Co and its Subsidiaries;

"Hédera" means Hédera Investimentos e Participações S.A., a corporation duly incorporated under the laws of Brazil, with its headquarters in the city of São Paulo, State of São Paulo, at Av. Brigadeiro Faria Lima, No. 1355, 12th floor, room 4, Zip Code 01.452-919, enrolled with the CNPJ under No. 12.686.989/0001-18;

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

"IAS 7" means International Accounting Standard 7 Statement on Cash Flows as issued by the International Accounting Standards Board in April 2001, as amended or superseded from time to time;

"ICC" means the International Chamber of Commerce;

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"IFRS" means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

"Illiquid Securities" means debt or equity securities of a Person which are not Liquid Securities or Continuing Shareholder Securities;

"Illiquid Securities Consideration Value" means the Fair Market Value of the Illiquid Securities as agreed between the Selling Party and the Continuing Shareholder or as determined by the Independent Non Cash Consideration Valuer in accordance with Schedule 9;

"Illiquid Securities Issuer" has the meaning ascribed to it in paragraph 11(a) of Schedule 9;

"Independent Downstream Valuation Range" means the Downstream Valuation Range determined by the Independent Valuer in accordance with Clause 20;

"Independent Non Cash Consideration Valuer" has the meaning ascribed to it in paragraph 5 of Schedule 9;

"Independent Selector" means the President for the time being of the Institute of Independent Auditors of Brazil (Instituto dos Auditores Independentes do Brasil) or, if such Person is unable or unwilling to act for any purpose required under this Agreement, such person as may be appointed by the ICC International Centre for Expertise in accordance with the provision for the appointment of experts under the Rules for Expertise of the ICC;

"Independent Valuer" means a Qualifying Accounting Firm (other than the auditors of any Party) determined in accordance with Clause 20;

"Initial Lock-up Period" has the meaning ascribed to it in Clause 6.1;

"Insolvent" means unable to pay its debts as they fall due, or is otherwise insolvent, and "Insolvency" shall have a corollary meaning;

"Interest Cover Ratio" means the ratio of Adjusted EBITDA to Net Financial Results in respect of any Relevant Period and so that no amount shall be included or excluded more than once;

"Interim JVA" has the meaning ascribed to it in paragraph (J) of the Recitals;

"Involuntary Delisting" means in respect to a Controlling Entity, an action by a Listing Authority which results in a removal of, or prohibition on, its right to admit any of its debt or equity securities to listing on a Recognised Stock Exchange for public trading, other than as a result of a request by the Controlling Entity to remove or cancel the right to admit any of its debt or equity securities to a listing on a Recognised Stock Exchange for public trading where such request was made prior to a Listing Authority informing the Controlling Entity of its intention to take such action;

"Involuntary Suspension" means in respect to a Controlling Entity, any suspension by a Listing Authority of public trading in those Public Securities on a relevant Recognised

21

Stock Exchange other than as a result of a request by the Controlling Entity to suspend its Public Securities;

"IPO" means the initial public offering of the preferred shares in the Downstream Co on the Nível II segment of B3 which shall become effective upon publication of the Commencement Announcement to the market;

"Joint Venture" means the Downstream Co and its Subsidiaries, considered together;

"JV" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity;

"JV Entity" means the Downstream Co, and/or any Subsidiary of the Downstream Co (including Sugar and Ethanol Co);

"JV Reorganisation" has the meaning ascribed to it in paragraph (K) of the Recitals;

"Law" means any applicable statute, law, rule, regulation, guideline, ordinance, code, policy or rule of common law issued, administered or enforced by any Governmental Authority, or any judicial or administrative interpretation thereof including the rules of any stock exchange;

"Leverage Ratio" means, in respect of any Relevant Period, the ratio of Consolidated Total Net Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period and so that no amount shall be included or excluded more than once;

"Liquid Securities" means securities:

(a)                which are listed on a Recognised Stock Exchange; and

(b)               which have an ADTV for the preceding 90 days equal to or greater than US$11,000,000 (or its equivalent in any currency); and

(c)                which form no more than 15 per cent. of the total amount of the listed securities of such entity;

"Liquid Securities Value" means the value of the Liquid Securities as at the Third Party Offer Notice Date (when included as part of the consideration in a Third Party Offer) and as at the Exercise Date (when included as part of the consideration payable on completion of the Pre-emption Right), being the volume weighted average price of such Liquid Securities for the 30 days prior to the Third Party Offer Notice Date or Exercise Date (as applicable);

"Listing Authority" means in respect of any Controlling Entity the relevant listing authority, regulator or other competent body with jurisdiction over any Recognised Stock Exchange on which its Public Securities are listed;

"Listing Default" has the meaning ascribed to it in Clause 16.1;

"Lock-up Period" has the meaning ascribed to it in Clause 6.1;

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"Long Stop Date" has the meaning ascribed to it in Clause 8.7.1(a)(ii);

"Losses" has the meaning ascribed to it in the Framework Agreement;

"Mandatory Compliance Regime" means in respect of any Controlling Entity any mandatory compliance regime to which it is subject pursuant to applicable Law;

"Marketable Securities" means, as determined in accordance with IFRS, any investment:

(a)                for which a liquid trading market exists;

(b)               which matures within one year; and

(c)                which can be realised without any material impact on the price of the underlying investment;

"Material Adverse Effect" means, in relation to a Person, a material adverse effect on the business, operations, property, condition (financial or otherwise), prospects, reputation or results of operations of such Person;

"Memorandum of Understanding" means the memorandum of understanding between Cosan, Cosan Limited and Shell UK Co dated 31 January 2010;

"Midpoint" means, in relation to a range, the median of the lower and upper limits of such range;

"Minority" means a Person (other than Rumo) in which Cosan Topco or a member of the Cosan Group directly or indirectly holds less than 50 per cent of the voting rights in that Person;

"Moody's" means Moody's Investors Service, Inc;

"Net Financial Results" means the net financial expenses of the Group calculated by extracting the relevant line items from the Adjusted Financial Statements and prepared in accordance with the Accounting Principles by applying the same accounting policies, treatments, practices and categorisations, including in relation to the exercise of discretion and judgement, that were used in the Annual Financial Statements for the Financial Year ended 31 December 2019 to the extent consistent with the Accounting Principles in force at the relevant time;

"New Cosan Shareholder" has the meaning ascribed to it in Clause 27.5.1;

"New Shareholder" means any Shareholder to which Bound Shares have been transferred in accordance with the provisions of this Agreement other than a Shareholder who is (i) Shell or any Shareholder Controlled by Royal Dutch Shell or (ii) Cosan or any Shareholder Controlled by ROSM or, after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement;

"New Shareholder Change of Control Event" means any transaction, agreement, transfer or other arrangement which, or any series of transactions, agreements, transfers or other arrangements which cumulatively, results in the acquisition of Control of any

23

New Shareholder by a Person (or Persons acting in concert) who is not the New Shareholder Controller;

"New Shareholder Controller" means, in relation to a New Shareholder, the Person or Persons acting in concert who directly or indirectly Control the New Shareholder as at the date the New Shareholder becomes a Shareholder in accordance with the provisions of this Agreement;

"New Shareholder Total Interest" means the New Shareholder's entire direct holding of Shares in the Downstream Co;

"New Shareholder Transferor" has the meaning ascribed to it in Clause 9.1.4;

"New Shell Shareholder" has the meaning ascribed to it in Clause 27.4.1;

"Non-Approval" has the meaning ascribed to it in Clause 5.9;

"Non Cash Consideration" means any (i) Liquid Securities, and/or (ii) Illiquid Securities, in each case which form part of the consideration in the Third Party Offer;

"Non Cash Consideration Value" means:

(a)                with respect to any Liquid Securities, the Liquid Securities Value; and/or

(b)               with respect to any Illiquid Securities, the Illiquid Securities Consideration Value;

"Non Cash On Completion Consideration" means any Non Cash Consideration and/or any Deferred Consideration;

"Non Cash On Completion Consideration Value" means the aggregate of any Non Cash Consideration Value and any Deferred Consideration Net Present Value;

"Notifiable Persons" means Cosan, ROSM, Shell, Shell UK Co and (if applicable) the New Shareholder Controller; and "Notifiable Person" shall mean each of them;

"Offer Price" has the meaning ascribed to it in Clause 8.3.4;

"Operating and Coordination Agreement" means the operating and coordination agreement relating to the Joint Venture dated 1st June 2011 between Cosan, Cosan Distribuidora de Combustiveis Ltda, the Downstream Co, Raízen Serviços e Participações S.A., Shell and Raízen Energia Participações S.A.;

"Option" means any of the Disqualification Put Option, the Disqualification Call Option, the Cosan Change of Control Option, the Shell Event Triggered Call Options, the Exercising Shareholder Change of Control Option, the Pre-emption Right, the ROFR Right, the Second ROFR Right, the Cosan Fundamental Breach Option and the Shell Fundamental Breach Option;

"Option Completion" means, in respect of any Option, the completion of such Option determined in accordance with the relevant Clause governing that Option under this Agreement;

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"Option Completion Date" means, in respect of any Option Completion, the date of such Option Completion;

"Option Price" means, in respect of any Option, the price for that Option determined in accordance with the relevant Clause of this Agreement governing that Option;

"Parent Company" means any Person which holds a majority of the voting rights in another Person, or which is a member of another Person and has the right to appoint or remove a majority of its board of directors, or which is a member of another Person and controls a majority of the voting rights in it under an agreement with the other members, in each case whether directly or indirectly through one or more companies;

"Partial Transfer" means a Transfer by a Shareholder of part of its direct interest in the Downstream Co (and if the direct interest being transferred is not all of the Shareholder Total Interest);

"Party" means any party to this Agreement from time to time (including any Person who at the relevant time is a party to, or has agreed (by executing a Deed of Adherence) to be bound by, this Agreement) (and "Parties" shall be construed accordingly);

"Payee" means, in respect of the payment of an Option Price, the party to which payment is due;

"Payor" means, in respect of the payment of an Option Price, the party from which payment is due;

"Permitted Encumbrance" means any Encumbrance whose existence was consented to, in writing in advance, by the Cosan Shareholder Representative and the Shell Shareholder Representative;

"Post ROSM Date" means the day immediately after the day on which ROSM is finally determined as being Disqualified or Deceased in accordance with Clause 3;

"Pre-emption Exercise Period" has the meaning ascribed to it in Clause 7.7;

"Pre-emption Right" has the meaning ascribed to it in Clause 7.3.2;

"Public Securities" means any debt or equity securities of a company which are admitted to or listed on a Recognised Stock Exchange.

"Qualifying Accounting Firm" means any of, or any Affiliate of or firm formally associated with, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG, Grant Thornton International or BDO International, or such accounting firm as may be agreed between Cosan and Shell;

"Qualifying Investment Bank" means an investment bank:

(a)                acceptable to both Cosan and Shell; or

(b)               in the event that Cosan and Shell cannot agree, an investment bank which is ranked in the top ten by value of mergers and acquisitions transactions in Brazil, or ranked in the top ten by value of mergers and acquisitions transactions in

25

Latin America, each as published by Thomson Financial, announced between 1 January and 31 December for the year immediately preceding the date of calculation of the Downstream Co Value; or, in the event that such league table ceases to be published, an investment bank ranked in the top ten by value of the equivalent league table as published by Bloomberg (or if that ceases to be published, by Dealogic); or, in the event that all such league tables cease to be (or has not yet been) published, an investment bank ranked in the top ten by value of such other league table as Cosan and Shell may agree; or, failing such agreement within 10 Business Days of the need to select a Qualifying Investment Bank, such investment bank as the Independent Selector shall select (such decision being final and binding on the Parties);

"Qualifying Offeror" means a Person which:

(a)                has, at the time of making a Third Party Offer, a Rating equal to or greater than an Acceptable Rating and where a Credit Rating Agency has indicated that such Rating will not be downgraded to lower than one level below an Acceptable Rating as a result of the completion of such Third Party Offer;

(b)               is not directly or indirectly Controlled by and not otherwise an Affiliate of (and is not itself) a Sanctioned Person;

(c)                has not, and no director of which has, been convicted of any violation of any Anti-Corruption Law; and

(d)               at completion of its acquisition of Shares, will enter into a Deed of Adherence;

"Qualifying Physician" means a medical doctor with at least 15 years' relevant experience, who:

(a)                is registered to practise by the appropriate medical regulatory body:

(i)                 in respect of those hospitals set out in paragraphs (b)(i) - (iii) below, in Brazil; or

(ii)               in respect of those hospital set out in paragraphs (b)(iv) - (vi) below, in the USA; and

(b)               is a chief or senior staff member at:

(i)                 Hospital Albert Einstein, São Paulo, Brazil;

(ii)               Hospital Sírio Libanês, São Paulo, Brazil;

(iii)            Hospital Oswaldo Cruz, São Paulo, Brazil;

(iv)             Johns Hopkins Hospital, Baltimore, Maryland, USA;

(v)               Methodist Hospital, Houston, Texas, USA; or

(vi)             New York Presbyterian University Hospital of Columbia and Cornell, New York, New York, USA; and

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(c)                is fluent in Portuguese;

"Qualifying Physician Notice" means a notice served pursuant to Clauses 3.2.2 and/or 3.2.3;

"Quarterly Financial Statements" means the consolidated financial statements of the Group for the relevant Financial Quarter;

"Rating" means, in respect of a Person, a credit rating for its long-term senior unsecured debt;

"RDS Global Downstream Controller" means, immediately following completion of an RDS Global Downstream Disposal, in relation to Shell or a New Shell Shareholder (as applicable), the Person or Persons acting in concert who directly or indirectly Control Shell or the New Shell Shareholder (as applicable);

"RDS Global Downstream Disposal" means any sale, Transfer or transaction by Royal Dutch Shell for the disposal of its entire worldwide oil products marketing and manufacturing business (including its direct or indirect interests in the Downstream Co) other than any part or parts of such business (excluding its direct or indirect interests in the Downstream Co) which Royal Dutch Shell is required to retain or separately divest as a result of regulatory or anti-trust requirements imposed on such sale, Transfer or other transaction;

"Recognised Stock Exchange" means:

(a)          the London Stock Exchange, the New York Stock Exchange, NASDAQ, the Hong Kong Stock Exchange, the Singapore Exchange, B3 S.A. – Brasil, Bolsa, Balcão, Euronext NV, or Deutsche Boerse AG; or

(b)               any stock exchange which is formed as a result of a merger involving any of the stock exchanges listed in paragraph (a) above;

"Register" means the Book of Registration of Transfer of Shares (Livro de Registro de Transferência de Ações);

"Relevant Period" means each Financial Year or the twelve months prior to the end of each Financial Quarter (as applicable);

"Remaining ROFR Securities" has the meaning ascribed to it in Clause 8.8.2(b);

"Reorganization" means:

(a)                with respect to the Joint Venture, a variation to the Downstream Co's equity structure and/or a variation in the Downstream Co's issued share capital whether by way of capitalisation issue, rights issue, placing and/or open offer, sub- division, reduction, purchase, merger or otherwise or any alteration of the rights attached to any part of any the Downstream Co's issued share capital, excluding:

(A)   any increase in the share capital of the Downstream Co as a result of an issuance of Shares within the authorized capital of the Downstream Co (approved by the Supervisory Board) as set out in the Byelaws of the Downstream Co from time to time; and (B) any profit capitalization; and

27

(b)               with respect to Cosan, Shell or Royal Dutch Shell, a variation of such Person's group structure and/or a variation in such Person's issued share capital whether by way of capitalisation issue, rights issue, placing and/or open offer, sub- division, reduction, purchase, merger or otherwise or any alteration of the rights attached to any part of such entity's issued share capital;

"Reporting Deadline" means the last possible date on which those Controlling Entity Financial Statements can be filed, published or produced, as appropriate in order to remain in compliance with that Mandatory Compliance Regime;

"Representatives" means any of a Person's Affiliates and the directors, officers, employees, agents, counsel, investment or financial advisers, financing sources (subject to customary confidentiality obligations) of such Person and/or any of its Affiliates;

"ROFR Offer" has the meaning ascribed to it in Clause 8.3;

"ROFR Offer Period" has the meaning ascribed to it in Clause 8.5;

"ROFR Right" has the meaning ascribed to it in Clause 8.5;

"ROFR Second Offer Period" has the meaning ascribed to it in Clause 8.9;

"ROFR Securities" has the meaning ascribed to it in Clause 8.3;

"ROFR Selling Party" has the meaning ascribed to it in Clause 8.1;

"ROFR Transferee" has the meaning ascribed to it in Clause 8.2.1;

"ROSM" means Rubens Ometto Silveira Mello, a Brazilian citizen whose principal business address is located at Av. Brigadeiro Faria Lima, 4100, 16th floor – CEP 04538- 132 – São Paulo – SP Brazil;

"ROSM Agreement" means the agreement entered into between ROSM, Aguassanta, Shell and Shell UK Co on 25 August 2010 as amended and restated on or about the 2016 Amendment and Restatement Date and on or about the date of the JV Reorganisation;

"ROSM Family Investment Vehicle" means any Person Beneficially Owned by one or more ROSM Family Members and/or one or more ROSM Family Trusts;

"ROSM Family Member" means any child, grandchild, great grandchild or any other lineal descendant of ROSM;

"ROSM Family Trust" means any trust or Usufruto of which one or more ROSM Family Members are the sole beneficiaries;

"ROSM Qualifying Replacement" means one or more ROSM Family Members, which together have a Controlling Interest in the Downstream Co either directly or indirectly via a ROSM Family Trust and/or one or more ROSM Family Investment Vehicles at any time after the Post ROSM Date, including for the avoidance of doubt the ROSM Transition Period Qualifying Replacements;

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"ROSM Transition Period End Date" means the date which is one year after the ROSM Transition Period Start Date;

"ROSM Transition Period Qualifying Replacements" has the meaning ascribed to it in Clause 13.5;

"ROSM Transition Period Start Date" means the date that is the later of the date which is:

(a)                the date on which Cosan notifies Shell in writing of the names of the ROSM Transition Period Qualifying Replacements in accordance with Clause 13.5; and

(b)               if not specified in the notice provided in accordance with Clause 13.5, the date on which Cosan notifies Shell that the ROSM Transition Period Qualifying Replacements have a Controlling Interest in the Downstream Co in accordance with Clause 13.6;

"Royal Dutch Shell" means Royal Dutch Shell plc, a company incorporated under the laws of England with registered number 04366849 and whose registered office is at Shell Centre, London, SE1 7NA;

"Rules" has the meaning ascribed to it in Clause 37.1;

"Rumo" means Rumo S.A., a company organised and existing under the laws of Brazil, with its head office at Rua Emílio Bertolini, 100, Cajuru, Curitiba, PR, Brazil, Zip Code 82920-030, enrolled with the Brazilian tax registry under number 02.387.241/0001-60;

"Rumo Accounts" means the Rumo Annual Financial Statements and/or Rumo Quarterly Financial Statements, as applicable;

"Rumo Annual Financial Statements" means the audited consolidated financial statements of Rumo and its Subsidiaries for the relevant Rumo Financial Year;

"Rumo Breach" means, where an adjustment has been made to the Starting Financial Statements of Cosan Topco in relation to Rumo in accordance with Clause 14.3, the Rumo Accounts have not been published on the investor relations area of Rumo's public website;

"Rumo Quarterly Financial Statements" means the consolidated financial statements of Rumo and its Subsidiaries for the relevant Rumo Financial Quarter;

"Rumo Financial Quarter" means the quarterly accounting period of Rumo ending on 30 June, 30 September and 31 December each year (or ending on such other dates as may be notified in writing to Shell);

"Rumo Financial Year" means the annual accounting period of Rumo ending on 31 March in each year (or ending on such other date as may be notified in writing to Shell);

"S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc.;

29

"Sanctioned Person" means:

(a)                any Person or entity (i) on any list of restricted or designated entities, Persons or organizations published by the United States, the United Kingdom, the United Nations, the European Union or any member state thereof or Brazil, including but not limited to the following or any replacement of the following: (1)     the Specially Designated Nationals and Blocked Persons List or the Excluded Parties List issued by the US Department of the Treasury's Office of Foreign Assets Control (OFAC), the Denied Persons List and Entity List issued by the Bureau of Industry and Security of the US Department of Commerce, the Debarred Parties List issued by the Directorate of Defense Trade Controls of the US Department of State, the Terrorism Exclusion List issued by the Bureau of Counterterrorism of the US Department of State, (2) the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury’s Office of Financial Sanctions Implementation in the United Kingdom, (3) the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, and (4) the United Nations Consolidated List established and maintained by the 1267 Committee; and/or (ii) organised, located or resident in any country or territory subject to comprehensive Sanctions Laws, including at the date of this Agreement, the Crimea region, Cuba, Iran, North Korea, Syria and Venezuela; and/or

(b)               any Person or entity, other than one falling under the remit of paragraph (a) above, with whom nationals of the United States, United Kingdom, European Union or Brazil are prohibited from doing business;

"Sanctions Laws" means

(a)	any economic or financial sanctions or trade embargoes of the United States, including the economic sanctions rules and regulations administered by OFAC;

(b)	any US export controls or trade restrictions, including the US Export Administration Regulations and International Traffic in Arms Regulations;

(c)	any EU export controls or trade restrictions, including any EU Council Regulations on export controls, including Nos. 428/2009 and 267/2012;

(d)	EU Council sanctions regulations, as implemented in EU Member States, including the United Kingdom; and

(e)	the UK Sanctions and Anti-Money Laundering Act 2018;

"Second Acceptance Notice" has the meaning ascribed to it in Clause 8.9;

"Second Party" has the meaning ascribed to it in Clause 3.3;

"Second ROFR Offer" has the meaning ascribed to it in Clause 8.8;

"Second ROFR Right" has the meaning ascribed to it in Clause 8.9;

"Second Transfer Notice" has the meaning ascribed to it in Clause 8.8.2;

30

"SELIC" means the rate assessed by the Brazilian Special Liquidation and Custody System (Sistema Especial de Liquidação e Custódia) – Selic, published by the Central Bank of Brazil, obtained by calculating the adjusted weight average rate of one-day financing operations, backed by public federal bonds and traded in such system;

"Selling Party" has the meaning ascribed to it in Clause 7.1;

"Selling Party Deferred Consideration Net Present Value" has the meaning ascribed to it in paragraph 1 of Schedule 9;

"Selling Party Fair Market Value" has the meaning ascribed to it in paragraph 1 of Schedule 9;

"Shareholder Adherence Agreements" has the meaning ascribed to it in Clause 27;

"Shareholder Total Interest" means in respect of a Shareholder, that Shareholder's entire direct holding of Bound Shares and Unbound Shares in the Downstream Co;

"Shareholders" means those Parties which hold Shares, including any Person to which Shares have been Transferred in accordance with this Agreement and who have agreed to be bound by this Agreement by executing a Deed of Adherence (and "Shareholder" means any one of them);

"Shareholders' Agreement" means the shareholders' agreement relating to the Downstream Co, as entered into between, among others, Cosan, Shell and the Downstream Co, as most recently amended and restated on or about 31 May 2021 and the Amendment and Restatement Date;

"Shares" means the ordinary shares and/or preferred shares (as applicable) in the capital of the Downstream Co from time to time (which includes the Bound Shares and/or Unbound Shares (as applicable) held by Cosan and/or Shell from time to time);

"Shell" means the Person described as such in the Parties section of this Agreement and any other New Shell Shareholder who becomes "Shell" for the purposes of this Agreement by execution of a Deed of Adherence pursuant to Clause 27.4;

"Shell Call Option Trigger Event" means a Cosan Change of Control Event, a Cosan Financial Covenant Breach, a Cosan Debt Default, a Rumo Breach, a Corporate Governance Default or a Listing Default;

"Shell Change of Control Event" means any transaction, agreement, transfer or other arrangement which, or any series of transactions, agreements, transfers or other arrangements which cumulatively, results in:

(a)                prior to completion of an RDS Global Downstream Disposal, Royal Dutch Shell no longer having a Controlling Interest in the Downstream Co; and

(b)               on or after completion of an RDS Global Downstream Disposal, the RDS Global Downstream Controller no longer having a Controlling Interest in the Downstream Co;

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"Shell Change of Control Option" means those rights granted to Shell under Clause 13.3;

"Shell Corporate Governance Call Option" means those rights granted to Shell under Clause 15.2;

"Shell Downstream Co Value" means the value of Shell's legal and beneficial interest in the Downstream Co, as calculated from the Downstream Co Value;

"Shell Downstream Valuation Range" means the Downstream Valuation Range determined by the Shell Valuer in accordance with Clause 20;

"Shell Event Triggered Call Option Exercise Period" has the meaning ascribed to it in Clause 17.1.1;

"Shell Event Triggered Call Options" means each of the Shell Change of Control Option, the Shell Financial Covenant Call Option, the Shell Corporate Governance Call Option and the Shell Involuntary Delisting Call Option;

"Shell Financial Covenant Call Option" means those rights granted to Shell under Clause 14.8;

"Shell Fundamental Breach Option" means those rights granted to Shell pursuant to Clause 12.2;

"Shell Fundamental Breach Option Exercise Period" means, where the Fundamental Breach has been committed by Cosan (either as agreed between the Parties or as determined in accordance with Clause 10), the period commencing on date of service of the Breach Notice to the date which is 90 days after the Breach Notice;

"Shell Involuntary Delisting Call Option" means those rights granted to Shell under Clause 16.2;

"Shell Shareholder Representative" means the "Shareholder Representative" appointed by Shell pursuant to Section 4.01 (Shareholder Representatives) of the Shareholders' Agreement;

"Shell Total Interest" means Shell's entire direct holding of Shares in the Downstream Co (including its Bound Shares and Unbound Shares);

"Shell Transferor" has the meaning ascribed to it in Clause 9.1.2;

"Shell UK Co" has the meaning ascribed to it in the Parties section of this Agreement;

"Shell Valuer" has the meaning determined in accordance with Clause 20.3;

"Shell Warranty" means a statement contained in Schedule 1 and "Shell Warranties" means all those statements;

"SOFR" means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration

32

of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate);

"Sole Valuer" has the meaning determined in accordance with Clause 20.4;

"Sole Valuer Downstream Valuation Range" means the Downstream Valuation Range determined by the Sole Valuer in accordance with Clause 20;

"Starting Financial Statements" means the Annual Financial Statements and/or the Quarterly Financial Statements, as applicable;

"Subsidiary" means in relation to any Person, a Person:

(a)                which is Controlled, directly or indirectly, by the first mentioned Person;

(b)               where more than half the issued share capital of which is Beneficially Owned, directly or indirectly, by the first mentioned Person; or

(c)                which is a Subsidiary of another Subsidiary of the first mentioned Person;

"Sugar and Ethanol Co" means Raízen Energia S.A., a company organized and existing under the laws of Brazil, with its head office at Avenida Brigadeiro Faria Lima, 4100, 11th floor, parte 05, City of Sao Paulo, State of Sao Paulo, CEP 04538-132, Brazil, enrolled with the Brazilian tax registry under No.08.070.508/0001-78;

"Supervisory Board" has the meaning ascribed to it in the Shareholders' Agreement;

"Tax" means any taxation, levies, duties, charges, contributions, withholdings or imposts of whatever nature (including any related fines, penalties, surcharges or interest) imposed, collected or assessed by, or payable to, a tax authority in any jurisdiction;

"Termination Announcement" means the publication of the announcement (Anúncio de Encerramento da Oferta Pública de Distribuição de Ações Preferenciais de Emissão da Raízen) informing the market of the completion of the distribution of preferred shares issued by the Downstream Co;

"Termination Announcement Date" means the date that the Termination Announcement is made;

"Third Party Investor" has the meaning ascribed to it in Clause 8.6.1;

"Third Party Long Stop Date" has the meaning ascribed to it in Clause 8.7.2;

"Third Party Offer" means any bona fide offer from a Third Party Offeror (which complies with the requirements of Clauses 7.2 and 7.3) which a Shareholder wishes to accept;

"Third Party Offer Exercise Period" has the meaning ascribed to it in Clause 7.13;

33

"Third Party Offer Notice" means the notice in the form set out in Schedule 5 setting out the terms of a proposed sale to a Third Party Offeror specifying:

(a)	the Shares proposed to be transferred pursuant to the relevant Third Party Offer;

(b)	the identity of the Person(s) to whom it is proposed that the Shares referred to in paragraph (a) above are transferred and the date on which it is proposed to complete the transfer of such Shares;

(c)	the price per Share and all other terms on which the Shares referred to in paragraph (a) above are proposed to be transferred, including attaching the sale and purchase agreement documenting the Third Party Offer;

(d)

reasonable details of any Non Cash Consideration (including the rights and restrictions (if any) attached to any Illiquid Securities and the relevant stock exchange and closing price of any Illiquid Securities which are listed on a stock exchange) together with the amount which the Selling Party (or its financial adviser, as applicable) considers, acting reasonably, to be the Fair Market Value of the Illiquid Securities, in accordance with paragraph 1 of Schedule 9; and

(e)

in respect of any Deferred Consideration, the amount of Deferred Consideration and full and complete details of the payment schedule including each payment date and amount and applicable rate of interest (if any) together with the amount which the Selling Party (or its financial adviser, as applicable) considers, acting reasonably, to be the Deferred Consideration Net Present Value;

"Third Party Offer Notice Date" has the meaning ascribed to it in Clause 7.7;

"Third Party Offer Withdrawal Period" has the meaning ascribed to it in Clause 7.4;

"Third Party Offeror" means any Qualifying Offeror which wishes to buy only the Shareholder Total Interest from a Shareholder;

"Third Party Warranty" means a statement contained in Schedule 3 and "Third Party Warranties" means all such statements;

"Topco" means (i) for as long as a member of the Cosan Group holds a Controlling Interest in the Downstream Co, Cosan Topco, or (ii) in the event Shares held by Cosan (being the Cosan Total Interest) have been Transferred to a New Shareholder in accordance with the terms of this Agreement, the ultimate Parent Company of such New Shareholder which has a Controlling Interest in the Downstream Co;

"Transaction Documents"  has the meaning ascribed to it in the Framework Agreement;

"Transfer" means, with respect to any securities:

(a)

when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer any such securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing; and

34

(b)             when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of any such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing, and "Transferred" shall be construed accordingly;

"Transfer Notice" has the meaning ascribed to it in Clause 8.2.1;

"Transferor" has the meaning ascribed to it in Clause 27.3;

"Unbound Shares", subject to Clauses 27.4.4(e) and 27.5.4(e), means at any time:

(a)                in respect of Shell:

(i)

(1) the number of all the preferred shares held by Shell and (2) the number of ordinary shares held by Shell, in each case, in the capital of the Downstream Co at the Termination Announcement Date, to reach (1 plus 2) the number that is 5.0 per cent. of the Shares in the capital of the Downstream Co at the Termination Announcement Date;

(ii)	any Shares acquired by Shell following the IPO;

(iii)	any new Shares issued to Shell pursuant to a share split of existing Unbound Shares held by Shell; and

(iv)

any preferred shares in the capital of the Downstream Co that arise as a result of any conversion of any ordinary shares in the capital of the Downstream Co which are Unbound Shares held by Shell in accordance with paragraph 5 of Article 5 of the Byelaws of the Downstream Co; and

(b)               in respect of Cosan:

(i)

(1) the number of all the preferred shares held by Cosan and (2) the number of ordinary shares held by Cosan, in each case, in the capital of the Downstream Co at the Termination Announcement Date, to reach (1 plus 2) the number that is 5.0 per cent. of the Shares in the capital of the Downstream Co at the Termination Announcement Date;

(ii)	any Shares acquired by Cosan following the IPO;

(iii)	any new Shares issued to Cosan pursuant to a share split of existing Unbound Shares held by Cosan; and

(iv)

any preferred shares in the capital of the Downstream Co that arise as a result of any conversion of any ordinary shares in the capital of the Downstream Co which are Unbound Shares held by Cosan in accordance with paragraph 5 of Article 5 of the Byelaws of the Downstream Co,

less, in each case, any Unbound Shares which have been Transferred by, as applicable, Shell or Cosan pursuant to Clause 8;

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"Valuation Costs" has the meaning ascribed to it in paragraph 7 of Schedule 9;

"Valuation Range" means any of the Cosan Downstream Valuation Range; Downstream Valuation Range; Independent Downstream Valuation Range; Shell Downstream Valuation Range; and/or Sole Valuer Downstream Valuation Range;

"Valuers" means the Cosan Valuer, the Shell Valuer, the Sole Valuer and/or the Independent Valuer (as the case may be);

"VAT" means value added tax and any similar sales or turnover tax;

"Waiver" has the meaning ascribed to it in Clause 7.12.2; and

"Waiver Date" has the meaning ascribed to it in Clause 7.12.

1.2              In this Agreement, a reference to:

1.2.1

a statutory provision includes a reference to: (a) the statutory provision as modified or re-enacted or both from time to time (whether before or after the date of this Agreement); and (b) any subordinate legislation made under the statutory provision (whether before or after the date of this Agreement);

1.2.2	an "agreement" means, in relation to an agreement, that agreement as amended from time to time;

1.2.3

a "company", "corporation" or "entity" includes any association, partnership or business entity (of whatever form) in any jurisdiction (including Brazilian sociedades empresariais and sociedades simples);

1.2.4

a "regulation" includes any regulation, rule, official directive, request, guideline, portaria, regulamento, decreto, resolução, deliberação, circular, carta- circular, instrução, instrução normativa, regimento, ato declaratório and/or despacho normativo (whether or not having the force of Law) of any Governmental Authority;

1.2.5

"Person" includes a reference to any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership or other business entity;

1.2.6

"Persons acting in concert" means, in relation to a Person, Persons which actively co-operate, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining or consolidating Control of that Person;

1.2.7	a "Party" or a "Person", includes a reference to that Party's, or that Person's, legal personal representatives, successors or Affiliate(s);

1.2.8	unless otherwise specified, a time of day is a reference to São Paulo, Brazil time; and

1.2.9	a "Clause", "Paragraph" or "Schedule", unless the context otherwise requires, is a reference to a clause or paragraph of, or a schedule to this Agreement.

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1.3              Italicized terms in parenthesis denote the Portuguese language words for names, concepts and other terms applicable in Brazil.

1.4              The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Schedules.

1.5              Words importing the singular shall include the plural and vice versa.

1.6              Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import.

1.7              References from or to any date mean, unless otherwise specified, from and including and to but excluding, respectively.

1.8              References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

1.9              The headings in this Agreement shall not affect the interpretation of this Agreement.

SECTION TWO: EXERCISE PERIODS

2.                   EXTENSION OF EXERCISE PERIODS

2.1              If a Breach Notice has been served and/or an Arbitrator is considering a claim in respect of a Fundamental Breach during any period in which an Option is exercisable, and such Option has not been exercised, such: (i) Call Option Exercise Period, Disqualification Call Option Exercise Period, Disqualification Put Option Exercise Period, and/or Pre- emption Exercise Period shall be extended to expire 30 days; and (ii) ROFR Offer Period or ROFR Second Offer Period (as applicable) shall be extended to expire 10 Business Days, in each case of (i) and (ii), after the date of receipt of the Arbitrator's determination in respect of the alleged Fundamental Breach.

2.2              In the event that any of (i) the Shell Event Triggered Call Option Exercise Period; (ii) the Pre-emption Exercise Period; (iii) the Cosan Change of Control Option Exercise Period; (iv) the Exercising Shareholder Change of Control Option Exercise Period; (v) the Disqualification Call Option Exercise Period, or (vi) the Disqualification Put Option Exercise Period, is extended for a period in excess of six months in accordance with Clause 2.1, and the Arbitrator determines that no Fundamental Breach has occurred, the Party that was alleged to have committed the Fundamental Breach but which the Arbitrator determines was not in Fundamental Breach, (i) may elect to have the Downstream Co Value recalculated as of the date of receipt of the Arbitrator's determination in respect of the alleged Fundamental Breach, and (ii) notwithstanding anything else in this Agreement to the contrary shall be entitled to select which of the two Downstream Co Values calculated is used to determine the applicable Option Price.

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SECTION THREE: DISQUALIFICATION OPTIONS

3.                   DISQUALIFICATION

3.1              For the purposes of this Clause 3, an individual is "Disqualified" if:

3.1.1           he lacks the mental capacity to perform the essential duties of his positions with respect to the Joint Venture;

3.1.2           such condition does not resolve itself within 30 consecutive days, as reasonably determined by the applicable Qualifying Physician or Expert in the medical speciality concerned with the condition causing the alleged incapacity (if known); and

3.1.3           the Qualifying Physician determines, in his expert opinion, that such condition is not likely to be temporary in nature (including, but not limited to, any such interim condition ordinarily occurring in the course of convalescence).

3.2              If any JV Entity or Shell (the "First Party") reasonably suspects that ROSM is Disqualified, the First Party shall:

3.2.1           notify each Notifiable Person in writing of such belief;

3.2.2           select a Qualifying Physician and deliver a Qualifying Physician Notice to the Notifiable Persons; and

3.2.3           instruct, on the date the Qualifying Physician Notice is delivered pursuant to Clause 3.2.2, the Qualifying Physician it has selected to:

(a)                carry out a medical examination of ROSM, in the place where ROSM is then located (or, if the Qualifying Physician determines that the examination requires medical equipment or facilities located in a hospital or facility, then in a hospital or facility in, or nearest to, the city where he is then located), for the purposes of determining whether or not ROSM is Disqualified; and

(b)               notify in writing, within 15 Business Days of examining ROSM, each of the Notifiable Persons of whether or not he or she considers ROSM to be Disqualified,

provided that, in any event, if the Qualifying Physician has been unable to carry out such medical examination of ROSM within 40 days of being instructed because ROSM has been unwilling to submit himself thereto ROSM shall, after the expiry of such period, be automatically determined to be Disqualified.

3.3              If any Notifiable Person (the "Second Party") disputes the Qualifying Physician's determination that ROSM is Disqualified, such Notifiable Person shall:

3.3.1           send written notice, within 10 days from the date of receipt by such Notifiable Person of the notice from the Qualifying Physician delivered in accordance with Clause 3.2.3(b) to each of the other Notifiable Person that it disputes the determination;

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3.3.2           select a second Qualifying Physician and send a Qualifying Physician Notice to each of the Notifiable Persons, each within 10 days from the date of sending written notice pursuant to Clause 3.3.1; and

3.3.3           instruct, on the date of the Qualifying Physician Notice delivered pursuant to Clause 3.3.2, the Qualifying Physician it has selected to:

(a)                carry out a medical examination of ROSM, in the place where ROSM is then located (or, if the Qualifying Physician determines that the examination requires medical equipment or facilities located in a hospital or facility, then in a hospital or facility in the city where he is then located or nearest to), for the purposes of determining whether or not ROSM is Disqualified; and

(b)               notify in writing, within 10 Business Days of examining ROSM, each of the Notifiable Persons, whether he or she considers ROSM to be Disqualified,

provided that, in any event, if the Qualifying Physician has been unable to carry out such medical examination of ROSM within 20 days of being instructed, whether because ROSM has been unwilling to submit himself thereto or otherwise, ROSM shall, after the expiry of such period, be automatically determined to be Disqualified.

3.4              If the second Qualifying Physician determines:

3.4.1           ROSM to be Disqualified, then the determination of ROSM as Disqualified shall, except in the case of manifest error, be final and the Parties shall not further dispute such determination; or

3.4.2           ROSM not to be Disqualified, then the Parties shall refer the matter for final determination to an independent Qualifying Physician (the "Expert") in accordance with Clause 3.5.

3.5              If the Parties are required to refer a matter to an Expert pursuant to Clause 3.4.2:

3.5.1           Cosan and Shell shall:

(a)                agree the identity of the Expert or, failing agreement within 5 days of the date that the last of Cosan and Shell receives the notice delivered by the second Qualifying Physician in accordance with Clause 3.3.3(b), the Expert shall be an independent Qualifying Physician nominated by the mutual agreement of the first and second Qualifying Physicians or, where such Qualifying Physicians are unable to reach agreement within 10 days, the Expert shall be appointed by the ICC International Centre for Expertise in accordance with the provision for the appointment of experts under the Rules for Expertise of the ICC;

(b)               send written notice in writing to each Notifiable Person of the identity of the Expert selected in accordance with Clause 3.5.1(a);

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(c)                instruct, on the date of the notice referred to in Clause 3.5.1(b), the Expert to:

(i)                 act as an expert and not as an arbitrator;

(ii)               carry out a medical examination of ROSM, in the place where he is then located (or, if the Qualifying Physician determines that the examination requires medical equipment or facilities located in a hospital or facility, then in a hospital or facility in or nearest to the city where he is then located), for the purposes of determining whether or not ROSM is Disqualified; and

(iii)            notify in writing, within 10 Business Days of examining ROSM (if applicable) or being instructed, each of Cosan, the Downstream Co, Shell and ROSM, of whether he or she considers ROSM to be Disqualified;

provided that, in any event, if the Expert has been unable to carry out such medical examination of ROSM within 10 Business Days of being instructed, because ROSM has been unwilling to submit himself thereto, ROSM shall, after the expiry of such period, be automatically determined to be Disqualified.

3.5.2           Cosan and Shell:

(a)                shall use their respective reasonable endeavours to provide the Expert with such information as may be desirable or necessary, in the opinion of the Expert, including any reports provided by the first and second Qualifying Physician for the purposes of carrying out such medical examination; and

(b)               may, within 5 Business Days of the Expert's appointment, make written submissions to the Expert and/or send documents to him or her.

3.5.3           The decision of the Expert as notified to each of the Notifiable Persons in accordance with Clause 3.5.1(c)(iii), shall be final and binding on the Parties and the Expert shall not be required to give reasons for his or her decision.

3.6              The fees, costs and expenses of:

3.6.1           the first Qualifying Physician shall be borne by the First Party;

3.6.2           the second Qualifying Physician shall be borne by the Second Party; and

3.6.3           any Expert shall be borne by the First Party where ROSM is determined not to be Disqualified, and by the Second Party where he is determined to be Disqualified in accordance with Clause 3.5.

4.                   DISQUALIFICATION CALL OPTION

4.1              This Clause 4 applies where Shell holds, directly or indirectly, Shares in the Downstream Co and ROSM (or where Deceased, his estate and/or a ROSM Qualifying Replacement) holds, directly or indirectly, Shares in the Downstream Co, and where

40

ROSM has been determined Disqualified in accordance with Clause 3 or Deceased or where Shell has served notice to Cosan stating that ROSM is missing and has not attended meetings of the Supervisory Board (or equivalent body) of the Downstream Co or of any other JV Entity (to the extent ROSM is a member of such Supervisory Board (or equivalent body) of any other JV Entity) for a consecutive period of 12 months.

4.2              Cosan irrevocably grants to Shell an option to buy, and to require Cosan to sell the Cosan Total Interest, such Option to be exercisable during the Disqualification Call Option Exercise Period in accordance with this Clause 4.

4.3              In the event that Shell exercises the Disqualification Call Option in accordance with this Clause 4, Cosan shall sell, and Shell shall buy, the Cosan Total Interest and each right attaching to the Cosan Total Interest on the applicable Option Completion Date.

4.4              The Disqualification Call Option may be exercised in respect of all (but not less than all) of the Cosan Total Interest by the delivery by Shell to Cosan of an Exercise Notice relating to the Disqualification Call Option at any time during the Disqualification Call Option Exercise Period.

4.5              The price to be paid in respect of the Disqualification Call Option will be an amount equal to the Cosan Downstream Co Value, to be calculated as at the date of (i) delivery of the first Qualifying Physician Notice, (ii) death as written on the Death Certificate, or (iii) the notice served by Shell on Cosan after ROSM has been missing and has not attended meetings of the Supervisory Board (or equivalent body) of the Downstream Co or of any other JV Entity (to the extent ROSM is a member of such Supervisory Board (or equivalent body) of any other JV Entity) for a consecutive period of twelve months (as applicable).

4.6              If Shell exercises the Disqualification Call Option Shell shall pay Cosan the applicable Option Price:

4.6.1           in full on the applicable Option Completion Date; or

4.6.2           if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent. in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

4.7              After Shell delivers an Exercise Notice in respect of the Disqualification Call Option, Shell may only revoke such Exercise Notice with Cosan's written consent, failing which it shall be irrevocable.

4.8              Completion of the Disqualification Call Option shall occur:

4.8.1           on the later of:

(a)                the date which is 15 Business Days after receipt by Cosan of the Exercise Notice relating to the Disqualification Call Option; and

(b)               where the Option Completion is subject to the approval of any applicable Governmental Authority, 20 Business Days after all

41

necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

4.8.2           in accordance with Clauses 21 and 22.

5.                   DISQUALIFICATION PUT OPTION

5.1              Subject to Clause 5.9, this Clause 5 applies if Shell does not exercise the Disqualification Call Option during the Disqualification Call Option Exercise Period (such Disqualification Call Option having been applicable in accordance with Clause 4).

5.2              Shell irrevocably grants to Cosan an option to sell to Shell, and to require Shell to buy the Cosan Total Interest, such Option to be exercisable during the Disqualification Put Option Exercise Period in accordance with this Clause 5.

5.3              In the event that Cosan exercises the Disqualification Put Option in accordance with this Clause 5, Cosan shall sell, and Shell shall buy, the Cosan Total Interest and each right attaching to the Cosan Total Interest on the applicable Option Completion Date.

5.4              The Disqualification Put Option may be exercised in respect of all (but not less than all) of the Cosan Total Interest by the delivery by Cosan to Shell of the Exercise Notice relating to the Disqualification Put Option at any time during the Disqualification Put Option Exercise Period.

5.5              Subject to Clause 5.9, the price to be paid in respect of the Disqualification Put Option will be an amount equal to the Cosan Downstream Co Value, to be calculated as at the date of (i) delivery of the first Qualifying Physician Notice, (ii) death as written on the Death Certificate or (iii) the notice served by Shell on Cosan after ROSM has been missing and has not attended meetings of the Supervisory Board (or equivalent body) of the Downstream Co or of any other JV Entity (to the extent ROSM is a member of such Supervisory Board (or equivalent body) of any other JV Entity) for a consecutive period of twelve months (as applicable).

5.6              If Cosan exercises the Disqualification Put Option, Shell shall pay Cosan the applicable Option Price:

5.6.1           in full on the applicable Option Completion Date; or

5.6.2           if Shell so elects and specifies in writing to Cosan no later than 5 Business Days prior to the Option Completion Date, 50 per cent. on the Option Completion Date, and the remaining 50 per cent. in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

5.7              After Cosan delivers an Exercise Notice in respect of the Disqualification Put Option, Cosan may only revoke such Exercise Notice with Shell's prior written consent, failing which it shall be irrevocable.

5.8              Completion of the Disqualification Put Option shall occur:

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5.8.1           on the later of:

(a)                the date which is 15 Business Days after receipt by Shell of the Exercise Notice relating to the Disqualification Put Option; and

(b)               where the Option Completion is subject to the approval of any applicable Governmental Authority, 20 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

5.8.2           in accordance with Clauses 21 and 22.

5.9              In the event that the Option Completion relating to the Disqualification Put Option is subject to the mandatory approval of any applicable Governmental Authority and such Governmental Authority provides written or other formal notification, prior to the Option Completion, that the Transfer of the Cosan Total Interest to Shell in connection with the exercise of the Disqualification Put Option is rejected (a "Non-Approval"), then:

5.9.1           Shell may (at its sole election) waive the requirement for such approval and complete the acquisition of the Cosan Total Interest; provided that the Option Completion may proceed whether or not the relevant Governmental Authority provides any notification in relation to the exercise of the Disqualification Put Option.

5.9.2           In the event that Shell does not waive such approval, Shell shall have a period of 3 years from the date of the Non-Approval to nominate any other Person to purchase (or otherwise purchase itself) the Cosan Total Interest in accordance with the following:

(a)                Shell may exercise this right by providing notice to Cosan of such exercise;

(b)               any such purchase by such Person (or Shell) shall be at the Cosan Downstream Co Value (as determined as of the Downstream Co Value Date in accordance with Clause 20) and must be completed as promptly as reasonably practicable, and in any event within 12 months of the date of the notice referred to in (a) above; provided that this period may be extended by a written agreement between Cosan and Shell;

(c)                subject to (b) above, if a sale of the Cosan Total Interest to the relevant Person (or Shell) has not been completed prior to the expiry of the 3 year period Cosan may sell the Cosan Total Interest to a Qualifying Offeror at any price (and, for the avoidance of doubt, such sale shall not be subject to the Lock-up Period or the Pre-emption Right);

(d)               Cosan shall, for the benefit of the purchaser of the Cosan Total Interest under this Clause 5.9.2, give certain representations and warranties

43

reasonably acceptable to Cosan and the purchaser but, in any event, no more onerous than the Cosan Warranties; and

(e)                each of the Cosan Fundamental Breach Option and the Shell Fundamental Breach Option shall continue to apply, and shall take precedence throughout the 3 year period over any other rights that Cosan or Shell may then have; provided that if, during the 3 year period, Shell has the right to exercise a Shell Fundamental Breach Option, the price to be paid by the relevant Person for the Cosan Total Interest, as contemplated in this Clause 5.9.2, shall be the Option Price in respect of the Shell Fundamental Breach Option or the Cosan Downstream Co Value as determined in accordance with paragraph (b) above, selected at Shell's sole discretion.

SECTION FOUR: TRANSFER RESTRICTIONS

6.                   LOCK-UP PERIOD

6.1              Other than in accordance with any of Clauses 4, 5, 9, 11, 12, 13, 14, 15, 16, or with the prior written consent of Cosan and Shell, subject to Clause 6.6 below, during the period from the Amendment and Restatement Date to the later of (i) the fifth anniversary of the Amendment and Restatement Date (the "Initial Lock-up Period"); and (ii) the end of any extension of the Initial Lock-up Period mutually agreed by the Parties in accordance with Clauses 6.2 to 6.4 inclusive below (the "Extended Lock-up Period", and together with the Initial Lock-up Period, the "Lock-up Period") each Shareholder undertakes to the other Shareholder(s) and agrees that it shall not Transfer any part of its Bound Shares.

6.2              If either Shell or Cosan wish to extend the Lock-up Period they shall, by the date falling no later than six months prior to the end of the then current Initial Lock-up Period or Extended Lock-up Period (as applicable), deliver a notice to the other Party (an "Extension Request Recipient") requesting an extension of the Lock-up Period in the form set out in Schedule 6 to this Agreement (an "Extension Request Notice").

6.3              If following receipt of an Extension Request Notice, the Extension Request Recipient also wishes to extend the then current Initial Lock-up Period or Extended Lock-up Period (as applicable), it shall counter sign the relevant Extension Request Notice (such countersigned Extension Request Notice being an "Extension Request Confirmation") and return it to the other Party by the date falling no later than four months prior to the end of the then current Initial Lock-up Period or Extended Lock-up Period (as applicable).

6.4              Following delivery of an Extension Request Confirmation by an Extension Request Recipient to the other Party, the then current Initial Lock-up Period or Extended Lock- up Period (as applicable) shall be automatically extended by a period of three years (or such other time period as is set out in the Extension Request Notice and agreed to in the Extension Request Confirmation).

6.5              There is no limit on the number of times which a Party may submit an Extension Request Notice and there is no limit on the number of times the Lock-up Period may be extended.

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6.6              If Royal Dutch Shell completes an RDS Global Downstream Disposal in accordance with Clause 9.1.1 below, the then current Initial Lock-up Period or Extended Lock-up Period (as applicable) shall immediately terminate on the date of completion of the RDS Global Downstream Disposal.

7.                   POST LOCK-UP PERIOD PRE-EMPTION RIGHTS

7.1              Following expiry of the Lock-up Period, if a Shareholder (the "Selling Party") wishes to Transfer its Shareholder Total Interest it shall only be permitted to do so in compliance with the provisions of this Clause 7 or Clauses 4, 5, 9, 11, 12, 13, 14, 15 or 16, or with the prior written consent of Cosan and Shell.

7.2              A Selling Party may at any time Transfer its Shareholder Total Interest pursuant to a Third Party Offer if the Transfer is:

7.2.1           after the Lock-up Period has expired;

7.2.2           for the entire Shareholder Total Interest;

7.2.3           to be paid for in cash on completion and/or Non Cash On Completion Consideration only, provided that no more than 35 per cent. of the aggregate value of the consideration (such aggregate value of the consideration being the total of (i) the cash to be paid by the Third Party Offeror to the Selling Party on completion of the Third Party Offer, (ii) the Liquid Securities Value, (iii) the Selling Party Fair Market Value, and/or (iv) the Selling Party Deferred Consideration Net Present Value) may be in the form of Non Cash On Completion Consideration;

7.2.4           intended to be to a Third Party Offeror;

7.2.5           at a time when no Breach Notice has been served or, if a Breach Notice has been served, the alleged Fundamental Breach referred to in a Breach Notice has been resolved or determined in accordance with Clause 10; and

7.2.6           pursuant to a Third Party Offer which complies with Clause 7.3 below.

7.3              The Selling Party shall ensure that any binding agreement in relation to a Third Party Offer shall (in addition to any regulatory or other conditions) be conditional on:

7.3.1           the Selling Party delivering a Third Party Offer Notice to the other Shareholder (the "Continuing Shareholder");

7.3.2           the Selling Party procuring that the Continuing Shareholder is offered the right to acquire all (but not some) of the Selling Party's entire Shareholder Total Interest at the same price and on the same terms (other than in relation to any Non Cash On Completion Consideration as set out in Clause 7.8.2 below) as the Third Party Offer (as specified in the sale and purchase agreement documenting the Third Party Offer which shall be delivered to the Continuing Shareholder with the Third Party Offer Notice) (the "Pre-emption Right"); and

7.3.3           the Continuing Shareholder not exercising its Pre-emption Right in accordance with this Clause 7.

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7.4              If the aggregate value of any Illiquid Securities Consideration Value and any Deferred Consideration Net Present Value determined by the Independent Non Cash Consideration Valuer is lower than 90 per cent. of the aggregate value of the Selling Party Fair Market Value and the Selling Party Deferred Consideration Net Present Value then the Selling Party shall have a period commencing on the date on which the latter of the Illiquid Securities Consideration Value and/or Deferred Consideration Net Present Value is finally agreed or determined (the "Final Determination Date") in accordance with the provisions of this Clause 7 and Schedule 9 and ending on the date which is 10 Business Days after the Final Determination Date (the "Third Party Offer Withdrawal Period") to decide whether or not to withdraw the Third Party Offer Notice (by notifying the Continuing Shareholder in writing) and retain its Shareholder Total Interest.

7.5              If the Third Party Offer Notice is withdrawn in accordance with Clause 7.4 then:

7.5.1	any Exercise Notice served by the Continuing Shareholder in accordance with Clause 7.7 shall be invalid and of no effect; and
7.5.2	the Selling Party shall not enter into another Third Party Offer for a period of 12 months following the date on which the Selling Party withdrew the Third Party Offer Notice.

7.6              Except as provided in Clause 7.5, the Third Party Offer Notice shall be irrevocable.

7.7              The Continuing Shareholder shall have a period commencing on the date on which the Selling Party delivers the Third Party Offer Notice to the Continuing Shareholder (the "Third Party Offer Notice Date") and ending on the date which is the later of:

7.7.1           90 days after the Third Party Offer Notice Date; or

7.7.2           if the consideration payable pursuant to the Third Party Offer consists of Non Cash On Completion Consideration, subject to the Selling Party not withdrawing the Third Party Offer Notice in accordance with Clause 7.4 above, 10 Business Days after the date on which the Third Party Offer Withdrawal Period expires, in which to decide whether to deliver an Exercise Notice in respect of its Pre-emption Right (the "Pre-emption Exercise Period").

7.8              During the Pre-emption Exercise Period, the Continuing Shareholder may by delivering an Exercise Notice to the Selling Party, exercise the Pre-emption Right:

7.8.1           where the consideration payable pursuant to the Third Party Offer is entirely in cash payable in full on completion of the Third Party Offer, at the price and on the terms each as notified to it in the relevant Third Party Offer Notice, to be paid by the Continuing Shareholder in cash in full on completion of the Pre- emption Right pursuant to the Exercise Notice; or

7.8.2           where the Third Party Offer consists of (i) cash and (ii) Non Cash On Completion Consideration, on equivalent terms to those set out in the Third Party Offer Notice (other than as provided in this Clause 7.8.2) and at a price equal to:

46

(a)               the amount of the cash consideration to be paid by the Continuing Shareholder in cash in full on completion of the Pre-emption Right pursuant to the Exercise Notice; plus

(b)               with respect to any Deferred Consideration the amount(s) of the Deferred Consideration to be paid by the Continuing Shareholder at its election, either:

(i)                 in cash on the same terms (including in respect of any interest which accrues on the Deferred Consideration under the terms of the Third Party Offer) and on the same date(s) as such Deferred Consideration would be payable to the Selling Party by the Third Party Offeror pursuant to the Third Party Offer; or

(ii)               in cash in an amount equal to the Deferred Consideration Net Present Value; plus

(c)                with respect to any Non Cash Consideration, an amount equal to the Non Cash Consideration Value to be paid in full on completion of the Pre- emption Right pursuant to the Exercise Notice at the Continuing Shareholder's election in any combination of cash, Liquid Securities or Continuing Shareholder Securities (where the aggregate value of the cash, Liquid Securities Value and Continuing Shareholder Securities Value shall be equal to the Non Cash Consideration Value), provided that if the Continuing Shareholder elects to pay in Liquid Securities and/or Continuing Shareholder Securities:

(i)                 the Continuing Shareholder shall set out in the Exercise Notice:

(A)	the number of Liquid Securities to be issued or transferred to the Selling Party on completion of the Pre- emption Right;
(B)	the number of Continuing Shareholder Securities to be issued or transferred to the Selling Party on completion of the Pre-emption Right; and
(C)	the rights and restrictions (if any) which will be attached to the Liquid Securities and/or Continuing Shareholder Securities to be issued or transferred to the Selling Party;

(ii)               the Selling Party shall be entitled to dividends in respect of the Liquid Securities and Continuing Shareholder Securities to be issued or transferred to the Selling Party on completion of the Pre-emption Right (as if it already held the Liquid Securities or Continuing Shareholder Securities to which it is entitled in accordance with this Clause 7.8.2(c)) from the Exercise Date.

7.9         Within 5 Business Days of the Exercise Date, the Continuing Shareholder agrees to reimburse the Selling Party an amount equal to any costs and expenses incurred by the Third Party Offeror which the Selling Party has agreed to reimburse or pay to the Third

47

Party Offeror in respect of the failure of the Third Party Offer to be completed solely as a result of the exercise of the Pre-emption Right by the Continuing Shareholder, up to a maximum total amount of US$ 5,000,000 (together with any VAT payable thereon).

7.10          Whilst the relevant Shares comprising the Shareholder Total Interest are the subject of a Third Party Offer Notice such Shares may not be Transferred otherwise than in accordance with the terms of this Agreement (including for the avoidance of doubt, upon exercise of a Cosan Fundamental Breach Option or a Shell Fundamental Breach Option) without the prior written consent of the Continuing Shareholder.

7.11          Completion of the Pre-emption Right shall occur:

7.11.1        on the later of:

(a)                the date which is 15 Business Days after receipt by the Selling Party of the Exercise Notice; and

(b)               where the Option Completion is subject to the mandatory approval of any applicable Governmental Authority, 20 Business Days after all necessary approvals have been received, and the Parties' agree to use their respective reasonable endeavours to obtain all necessary approvals and to complete the Pre-emption Right as promptly as reasonably practicable; and

7.11.2        in accordance with Clauses 21 and 22.

7.12          If the Continuing Shareholder:

7.12.1        notifies the Selling Party in writing that it does not intend to submit an Exercise Notice; or

7.12.2        does not submit an Exercise Notice pursuant to this Clause 7 within the Pre- emption Exercise Period (in either case being a "Waiver"),

the Continuing Shareholder shall be deemed on such date (the "Waiver Date") not to have exercised the Pre-emption Right and, subject to Clause 7.14, shall have no further rights under this Clause.

7.13          If the Continuing Shareholder has granted a Waiver in accordance with Clause 7.12 above, then the Selling Party shall be entitled to complete the Third Party Offer with the Third Party Offeror, on the terms and at the price as set out in the Third Party Offer Notice delivered to the Continuing Shareholder pursuant to Clause 7.3.1, by the date falling no later than 18 months after the Waiver Date (the "Third Party Offer Exercise Period").

7.14          If the Selling Party:

7.14.1        has not completed the Transfer to the Third Party Offeror in accordance with the Third Party Offer within the Third Party Offer Exercise Period; or

7.14.2        wishes to amend the price payable or any of the terms related to the structure of payment, the legal entity which is party to the relevant contracts, any of their

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representations or warranties which would materially increase the balance of liabilities, or the credit support being made available under the Third Party Offer, then the Selling Party shall be required to notify the Continuing Shareholder and submit a further Third Party Offer Notice to the Continuing Shareholder who shall then have a period of 60 days in which to exercise its Pre-emption Right by delivery of an Exercise Notice to the Selling Party.

7.15          In the event the Continuing Shareholder decides to exercise its Pre-emption Right following the receipt of a further Third Party Offer Notice in accordance with Clause 7.14 then:

7.15.1        the Continuing Shareholder must deliver a further Exercise Notice to the Selling Party;

7.15.2        if and to the extent required in respect of any amendments to the Non Cash On Completion Consideration, the valuation process as set out in Clause 7.8 and Schedule 9 shall be repeated by reference to the amendments only; and

7.15.3        Clause 7.11 shall apply to completion of the Pre-emption Right, except that Clause 7.11.1(a) shall be interpreted as meaning the date which is 15 Business Days after receipt by the Selling Party of the further Exercise Notice (as required by Clause 7.15.1).

7.16          If on the applicable Option Completion Date (as determined in accordance with Clause 7.11.1) the Continuing Shareholder fails:

7.16.1        where the consideration consists of cash consideration, to pay the amount due to the Selling Party in cash on the terms determined in accordance with Clause 7.8;

7.16.2        where the consideration consists of Continuing Shareholder Securities, to issue or transfer the number of Continuing Shareholder Securities to the Selling Party as determined in accordance with Clause 7.8;

7.16.3        where the consideration consists of Liquid Securities, to transfer or procure the issue of the number of Liquid Securities to the Selling Party as determined in accordance with Clause 7.8; and/or

7.16.4        to comply with its obligations under Clauses 21 and 22, then:

(a)                the Selling Party shall be entitled to accept and complete the Third Party Offer in accordance with Clause 7.12 as if the Continuing Shareholder had not submitted an Exercise Notice; and

(b)               the Continuing Shareholder shall have no claim for damages or compensation (or otherwise) against the Selling Party in respect of the Third Party Offer.

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7.17          Notwithstanding any other provisions of this Agreement (and, for the avoidance of doubt, other than as provided in Clause 9.1.3(b)), no Shareholder shall be permitted (including at any time after the expiry of the Lock-up Period) to effect a Partial Transfer other than in respect of its Unbound Shares in accordance with Clause 8.

8.                   UNBOUND SHARES RIGHT OF FIRST REFUSAL

8.1              Subject to Clauses 27.4.4(c) and 27.5.4(c), if at any time, Shell or Cosan (the "ROFR Selling Party") wishes to Transfer any of its Unbound Shares it shall only be permitted to do so: (i) in compliance with the provisions of this Clause 8 or Clauses 9.1.3(b) or 21.4.1(c); (ii) as part of a Transfer of a Shareholder’s Total Interest pursuant to Clauses 4, 5, 7, 9, 11, 12, 13, 14, 15 or 16; or (iii) with the prior written consent of Cosan and Shell.

8.2              No Transfer of Unbound Shares pursuant to this Clause 8 shall be permitted:

8.2.1           unless the ROFR Selling Party has first served a notice in writing (a "Transfer Notice") on the other Shareholder (which: (i) in the case where the ROFR Selling Party is Shell, means Cosan; or (ii) in the case where the ROFR Selling Party is Cosan, means Shell) (the "ROFR Transferee") of its intention to Transfer some or all of its Unbound Shares;

8.2.2           subject to Clause 8.2.3, unless at the time that any legally binding documentation in respect of the Transfer is entered into, no Breach Notice has been served or, if a Breach Notice has been served, the alleged Fundamental Breach referred to in a Breach Notice has been resolved or determined in accordance with Clause 10;

8.2.3           unless at the time of the Transfer, no Breach Notice has been served under which the alleged Fundamental Breach is (wholly or partly) in respect of the ROFR Selling Party's Fundamental Breach of this Clause 8; and

8.2.4           if the proposed Transfer is pursuant to a Transfer Notice which was served in contravention of Clause 8.11.

8.3              The Transfer Notice shall specify:

8.3.1           the aggregate number of Unbound Shares that the ROFR Selling Party holds as at the date of the Transfer Notice;

8.3.2           the aggregate number of Unbound Shares (on the basis that, if applicable, any ordinary shares are converted into preferred shares in the capital of the Downstream Co in accordance with the Byelaws of the Downstream Co) that the ROFR Selling Party wishes to Transfer (the "ROFR Securities");

8.3.3           that the ROFR Selling Party considers, acting reasonably and in good faith, that it will be able to complete the Transfer of the ROFR Securities pursuant to this Clause 8;

8.3.4           the price at which the ROFR Selling Party is willing to Transfer each ROFR Security, which must be in cash and in US$ (the "Offer Price"); and

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8.3.5           any other terms of the Transfer, (together the "ROFR Offer").

8.4              Subject to Clause 8.8.1, any Transfer Notice shall be revocable at any time (in respect of all or some of the ROFR Securities) by the ROFR Selling Party giving notice in writing to the ROFR Transferee prior to an Acceptance Notice being given by the ROFR Transferee within the ROFR Offer Period in accordance with Clause 8.5.

8.5              On receipt of a Transfer Notice, the ROFR Transferee shall have the right to accept the ROFR Offer on the terms set out in the Transfer Notice in respect of all (but not some) of the ROFR Securities (the "ROFR Right") by giving notice in writing to the ROFR Selling Party (the "Acceptance Notice") within 10 Business Days from the date of receipt of the Transfer Notice (the "ROFR Offer Period"), in which case, the Transfer of the ROFR Securities shall complete in accordance with Clause 8.7.1. Any Acceptance Notice, once given, shall be an irrevocable acceptance of the ROFR Offer.

8.6              Either: (a) immediately upon the ROFR Transferee notifying the ROFR Selling Party in writing that it will not accept the ROFR Offer in accordance with Clause 8.5; or (b) if the ROFR Transferee has not accepted the ROFR Offer before the end of the ROFR Offer Period by giving an Acceptance Notice to the ROFR Selling Party in accordance with Clause 8.5, the ROFR Transferee shall be deemed to have fully, unconditionally and irrevocably declined the ROFR Offer and the ROFR Selling Party shall be entitled, acting in its sole discretion, to elect to:

8.6.1           Transfer all (but not some) of the ROFR Securities to one or more persons who are not the ROFR Transferee (the "Third Party Investor(s)") in accordance with Clause 8.7.2, provided that any such Transfer:

(a)                is for a price no less than the Offer Price per ROFR Security; and

(b)               contains terms which are no more favourable to the Third Party Investor(s) than the terms of the ROFR Offer; or

8.6.2           revoke its Transfer Notice in respect of all (but not some) of the ROFR Securities,

by delivering, in each case, an election notice (an "Election Notice") to the ROFR Transferee within 20 Business Days of the expiry of the ROFR Offer Period. Subject always to Clause 8.8.1, the ROFR Selling Party may, at any time after delivering an Election Notice pursuant to Clause 8.6.1, make a further election to revoke its Transfer Notice in respect of all (but not some) of the ROFR Securities by delivering a further Election Notice to the ROFR Transferee.

8.7              The Transfer of the ROFR Securities or Remaining ROFR Securities (as applicable) in accordance with this Clause 8 shall:

8.7.1           in the case of a Transfer to the ROFR Transferee in accordance with Clauses

8.5 or 8.9 (as applicable):

(a)                complete on the later of:

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(i)                 the date which is 20 Business Days after receipt by the ROFR Selling Party of the Acceptance Notice or Second Acceptance Notice (as applicable) (or such other date agreed by the ROFR Selling Party and the ROFR Transferee); and

(ii)               where the Transfer of the ROFR Securities or Remaining ROFR Securities (as applicable) is subject to the mandatory approval of any applicable Governmental Authority, 20 Business Days after all necessary approvals have been received, and the Parties’ agree to use their respective reasonable endeavours to obtain all necessary approvals and to complete the Transfer of the ROFR Securities or Remaining ROFR Securities (as applicable) as promptly as reasonably practicable, provided that, if the Transfer has not completed on or prior to the date which is three months from the date of the Acceptance Notice or Second Acceptance Notice (as applicable) (or such extended period as may be agreed by the ROFR Selling Party and the ROFR Transferee) (the "Long Stop Date"), the Acceptance Notice or Second Acceptance Notice (as applicable) shall lapse and cease to be effective and the ROFR Transferee shall be deemed to have fully, unconditionally and irrevocably declined the ROFR Offer or the Second ROFR Offer (as applicable) (and, in the case of a Transfer of ROFR Securities only (and not Remaining ROFR Securities), the ROFR Selling Party shall be entitled, acting in its sole discretion, to elect to: (A) Transfer all or some of the ROFR Securities to one or more Third Party Investors (subject to compliance with the restrictions in Clauses 8.6.1(a) and (b)) and the Transfer(s) of the ROFR Securities shall complete in accordance with Clause 8.7.2; or (B) revoke its Transfer Notice (in respect of all or some of the ROFR Securities) and retain all or some of the ROFR Securities, by delivering, in each case of

(A)  and (B), an Election Notice to the ROFR Transferee within 10 Business Days of the Long Stop Date. Subject always to Clause 8.8.1, the ROFR Selling Party may, at any time after delivering an Election Notice pursuant to this Clause 8.7.1(a)(ii)(A), make a further election to revoke its Transfer Notice in respect of all or some of the ROFR Securities by delivering a further Election Notice to the ROFR Transferee)); and

(b)               complete in accordance with Clauses 21 and 22; and

8.7.2           in the case of any Transfer to one or more Third Party Investors in accordance with Clauses 8.6.1 or 8.7.1(a)(ii), complete on one or more dates fixed by the ROFR Selling Party that are no later than the date (the "Third Party Long Stop Date"):

(a)                which is 20 Business Days after receipt by the ROFR Transferee of the Election Notice required to be provided by the ROFR Selling Party pursuant to Clauses 8.6 or 8.7.1(a)(ii) (as applicable); or

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(b)               where a Transfer of any ROFR Securities is subject to the mandatory approval of any applicable Governmental Authority, the earlier of the date that is: (i) 20 Business Days after all necessary approvals have been received; and (ii) the date which is three months after receipt by the ROFR Transferee of the Election Notice required to be provided by the ROFR Selling Party pursuant to Clauses 8.6 or 8.7.1(a)(ii) (as applicable), provided that (in each such case of Clauses 8.7.1 and 8.7.2): (i) any ordinary shares in the capital of the Downstream Co that are ROFR Securities or Remaining ROFR Securities (as applicable) shall have been converted into preferred shares in the capital of the Downstream Co in accordance with the Byelaws of the Downstream Co prior to completion of any such Transfer(s) to a ROFR Transferee or any Third Party Investors (as applicable); and (ii) as soon as reasonably practicable following: (A) completion of all such Transfer(s) of ROFR Securities or Remaining ROFR Securities (as applicable) to a ROFR Transferee or one or more Third Party Investors (as applicable); or (B) the relevant Long Stop Date or Third Party Long Stop Date (as applicable) (in the case of Transfer(s) which do not complete), each of Shell and Cosan shall deliver in writing to the other a notice confirming the aggregate number of Unbound Shares it holds as of the date of the notice.

8.8              In the event that the ROFR Selling Party elects to Transfer ROFR Securities to one or more Third Party Investors in accordance with Clause 8.6.1 and the Transfer of all of such ROFR Securities is not completed pursuant to Clause 8.7.2 by the relevant Third Party Long Stop Date:

8.8.1           the ROFR Selling Party shall no longer be entitled to revoke its Transfer Notice pursuant to Clause 8.6; and

8.8.2           the ROFR Selling Party must within 5 Business Days of the relevant Third Party Long Stop Date serve a notice in writing (a "Second Transfer Notice") on the ROFR Transferee that specifies:

(a)                the aggregate number of Unbound Shares that the ROFR Selling Party holds as at the date of the Second Transfer Notice;

(b)               the aggregate number of ROFR Securities that the ROFR Selling Party has been unable to Transfer to one or more Third Party Investors pursuant to Clause 8.7.2 (the "Remaining ROFR Securities");

(c)                the Offer Price for each Remaining ROFR Security, which must be the same Offer Price originally offered to the ROFR Transferee in the Transfer Notice in accordance with Clause 8.3.4; and

(d)               any other terms of the Transfer, which must be the same terms originally offered to the ROFR Transferee in the Transfer Notice in accordance with Clause 8.3.5,

(together, the "Second ROFR Offer").

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8.9              On receipt of a Second Transfer Notice, the ROFR Transferee shall have the right to accept the Second ROFR Offer in respect of some, or all, of the Remaining ROFR Securities (the "Second ROFR Right") by giving notice in writing to the ROFR Selling Party specifying the number of Remaining ROFR Securities it wishes to acquire (the "Second Acceptance Notice") within 10 Business Days from the date of receipt of the Second Transfer Notice (the "ROFR Second Offer Period"), in which case, the Transfer of some, or all, of the Remaining ROFR Securities (as set out in the Second Acceptance Notice) shall complete in accordance with Clause 8.7.1. Any Second Acceptance Notice, once given, shall be an irrevocable acceptance of the Second ROFR Offer in respect of the number of Remaining ROFR Securities set out in the Second Acceptance Notice.

8.10          Either: (a) immediately upon the ROFR Transferee notifying the ROFR Selling Party in writing that it will not accept the Second ROFR Offer in accordance with Clause 8.9; or (b) if the ROFR Transferee has not accepted the Second ROFR Offer before the end of the ROFR Second Offer Period by giving a Second Acceptance Notice to the ROFR Selling Party in accordance with Clause 8.9, the ROFR Transferee shall be deemed to have fully, unconditionally and irrevocably declined the Second ROFR Offer.

8.11          In the event that: (i) the ROFR Selling Party elects to Transfer ROFR Securities to one or more Third Party Investors in accordance with Clause 8.6.1; and (ii) the Transfer of all ROFR Securities is not completed pursuant to Clause 8.7.2 by the relevant Third Party Long Stop Date for any reason (including the subsequent revocation of such Transfer Notice in accordance with Clause 8.6), the ROFR Selling Party may not serve a further Transfer Notice in respect of any of its Unbound Shares until the date which is the later of: (a) six months following the date of the Transfer Notice originally served in accordance with Clause 8.2.1; and (b) the Long Stop Date (if applicable) in respect of any Second ROFR Offer that is made by the ROFR Selling Party.

8.12          Within 10 days of the Termination Announcement Date, the Downstream Co shall deliver in writing to each of Shell and Cosan a notice confirming the aggregate number of Bound Shares and Unbound Shares held by Shell and Cosan as at the Termination Announcement Date. Absent manifest error, such notice shall promptly be countersigned by Shell and Cosan. Upon being countersigned by Shell and Cosan, such notice shall be determinative as between the Parties of the aggregate number of Bound Shares and Unbound Shares held by Shell and Cosan as at the Termination Announcement Date.

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9.                   INTRA-GROUP TRANSFERS

9.1              Nothing in Clauses 6.1, 7 or 8 shall prevent:

9.1.1           Royal Dutch Shell from completing an RDS Global Downstream Disposal,

provided that:

(a)                Shell shall notify Cosan and ROSM or after the Post ROSM Date, ROSM and/or (if applicable) the ROSM Qualifying Replacement in writing of the RDS Global Downstream Disposal within 5 Business Days of entering into a binding agreement in relation to such RDS Global Downstream Disposal (and shall inform Cosan and ROSM or after the Post ROSM Date, ROSM and/or (if applicable) the ROSM Qualifying Replacement of the identity of the Person or Persons with whom Shell has entered into such binding agreement at the time of such notification); and

(b)               immediately following completion of the RDS Global Downstream Disposal:

(i)                 any references to Royal Dutch Shell or Shell UK Co in this Agreement shall be disregarded;

(ii)               the Shell Involuntary Delisting Call Option in Clause 16 shall cease to apply and be of no further force or effect; and

(iii)            this Clause 9.1.1 and Clause 29.2 shall cease to apply and be of no further force or effect.

9.1.2           Shell and/or any Person to which a direct interest in the Downstream Co is Transferred in accordance with this Clause 9.1.2 (a "Shell Transferor") from effecting intra-group Transfers of its entire Shareholder Total Interest to any Person (i) prior to completion of an RDS Global Downstream Disposal, Controlled by Royal Dutch Shell, and (ii) following completion of an RDS Global Downstream Disposal, Controlled by the RDS Global Downstream Controller, provided that:

(a)                no such Transfer (other than group Reorganizations with the consent of the other Shareholder(s), such consent not to be unreasonably withheld) shall relieve Shell or any Shell Transferor of any of its obligations hereunder or enlarge, alter or change any right or obligation of any other Party hereto;

(b)               Shell or any Shell Transferor (as applicable) shall notify the other Shareholder(s) of the identity of any such proposed transferee;

(c)                subject to Clause 9.1.2(d) and/or 9.1.2(e) (as applicable), any obligations of Shell or any Shell Transferor to the other Shareholder(s) under the Shareholder Adherence Agreements are also assumed by the transferee in accordance with Clause 27.2;

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(d)               prior to completion of an RDS Global Downstream Disposal, Shell shall procure that if such transferee ceases to be Controlled by Royal Dutch Shell any obligations of such transferee to the other Shareholder(s) shall be Transferred to another entity Controlled by Royal Dutch Shell; and

(e)                following completion of an RDS Global Downstream Disposal, Shell or the New Shell Shareholder (as applicable) shall procure that if such transferee ceases to be Controlled by the RDS Global Downstream Controller any obligations of such transferee to the other Shareholder(s) shall be Transferred to another entity Controlled by the RDS Global Downstream Controller.

9.1.3           Cosan S.A., Cosan Investimentos and/or any Person to which a direct interest in the Downstream Co is Transferred in accordance with this Clause 9.1.3 (a "Cosan Transferor") from undertaking intra-group Transfers of its Shareholder Total Interest to any Person Controlled by ROSM or following the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement, provided that:

(a)                following such Transfer, there is at least one Controlling Entity;

(b)               Cosan S.A., Cosan Investimentos and/or any Cosan Transferor shall only be permitted to make a Partial Transfer in order to:

(i)                 (if applicable) consolidate the direct interests of Cosan S.A. and Cosan Investimentos in the Downstream Co into a single transferee; and/or

(ii)               implement a structure of a similar purpose as in place as at the Amendment and Restatement Date provided that there shall never be more than three Shareholders who hold the entire Cosan Total Interest;

(c)                no such Transfer shall relieve Cosan S.A., Cosan Investimentos or any Cosan Transferor of any of its obligations hereunder or enlarge, alter or change any right or obligation of any other Party hereto;

(d)               Cosan S.A., Cosan Investimentos or any Cosan Transferor (as applicable) shall notify the other Shareholder(s) of the identity of any such proposed transferee;

(e)                subject to Clause 9.1.3(f), any obligations of Cosan S.A., Cosan Investimentos or any Cosan Transferor to the other Shareholder(s) under the Shareholder Adherence Agreements are also assumed by the transferee in accordance with Clause 27.2; and

(f)                Cosan S.A. and/or Cosan Investimentos shall procure that if such transferee ceases to be Controlled by ROSM or following the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement, any obligations of such transferee to the other Shareholder(s) shall be

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Transferred to another entity Controlled by ROSM or following the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement.

9.1.4           A New Shareholder and/or any Person to which a direct interest in the Downstream Co is Transferred in accordance with this Clause 9.1.4 (a "New Shareholder Transferor") from undertaking intra-group Transfers of its entire Shareholder Total Interest to any Person Controlled by the New Shareholder Controller, provided that:

(a)                no such Transfer shall relieve the New Shareholder or any New Shareholder Transferor of any of its obligations hereunder or enlarge, alter or change any right or obligation of any other Party hereto;

(b)               the New Shareholder or any New Shareholder Transferor (as applicable) shall notify the other Shareholder(s) of the identity of any such proposed transferee;

(c)                subject to Clause 9.1.4(d), any obligations of the New Shareholder or any New Shareholder Transferor to the other Shareholder(s) under the Shareholder Adherence Agreements are also assumed by the transferee in accordance with Clause 27.2; and

(d)               the New Shareholder shall procure that if such transferee ceases to be Controlled by the New Shareholder Controller, any obligations of such transferee to the other Shareholder(s) shall be Transferred to another entity Controlled by the New Shareholder Controller.

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SECTION FIVE: FUNDAMENTAL BREACH

10.              FUNDAMENTAL BREACH

10.1          If a Party (other than the Downstream Co) (the "Breach Notice Sender") alleges in good faith that any other Party (other than the Downstream Co) (the "Breach Notice Recipient") or ROSM or Aguassanta has committed a Fundamental Breach it shall notify the Breach Notice Recipient, the other Parties, ROSM and Aguassanta giving details of the alleged Fundamental Breach and the reasons why it considers that a Fundamental Breach has occurred (a "Breach Notice").

10.2          Not later than 5 Business Days following receipt of a Breach Notice, the Breach Notice Recipient shall notify the Breach Notice Sender, the other Parties and ROSM if it disputes the existence of the Fundamental Breach alleged (a "Dispute Notice").

10.3          If the Breach Notice Recipient disputes the existence of the alleged Fundamental Breach, the matter shall be referred to the Cosan Shareholder Representative and the Shell Shareholder Representative, who shall use all reasonable endeavours to resolve the matter as early as possible and in any event within 20 days of the date of delivery of the Dispute Notice.

10.4          If a matter is not resolved in accordance with Clause 10.3, it may be referred by either the Breach Notice Sender or the Breach Notice Recipient (with written notice to the other) to arbitration to be finally resolved in accordance with Clause 37; provided that

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no such matter shall be presented for arbitration prior to the end of the 20 day cure period set out in Clause 10.3, other than by agreement between both Cosan and Shell.

10.5          In the event that a Breach Notice is delivered by a Party after: (i) a Third Party Offer Notice has been delivered to the Continuing Shareholder; or (ii) a Transfer Notice has been delivered to the ROFR Transferee; and

10.5.1        a potential transfer to a Third Party Offeror or a potential Transfer of ROFR Securities or Remaining ROFR Securities (as applicable) to the ROFR Transferee or Third Party Investor(s) (as applicable) pursuant to Clause 8 is not completed; and

10.5.2        an Arbitrator determines in accordance Clause 37 that:

(a)	the delivery of such Breach Notice was frivolous and vexatious in nature; and
(b)	the reason the potential transfer to the Third Party Offeror or the potential Transfer of ROFR Securities or Remaining ROFR Securities (as applicable) to the ROFR Transferee or Third Party Investor(s) (as applicable) pursuant to Clause 8 did not complete was, in whole or in part, because of the serving of the Breach Notice, then the Party serving the frivolous and vexatious Breach Notice shall be liable to the Selling Party or ROFR Selling Party (as applicable) for any damages arising directly out of, or in connection with, the delivery of such a Breach Notice, as such Arbitrator shall decide.

10.6          Where damages are payable to a Selling Party pursuant to Clause 10.5, the Party which served the frivolous and vexatious Breach Notice may elect to purchase the Selling Party's Shares for the same price and on the same terms as set out in the relevant Third Party Offer Notice in lieu of the payment of damages as determined by the Arbitrator (plus interest accruing at the Default Interest Rate (the Parties acknowledge and agree that SELIC, as the interest rate standard in Brazil, is a reasonable benchmark for interest in relation to matters connected with a business, such as the Joint Venture, whose primary operations are in Brazil), compounded monthly, commencing on the date that such Arbitrator shall determine such interest should start to accrue).

11.              COSAN FUNDAMENTAL BREACH OPTION

11.1          This Clause 11 applies if a Fundamental Breach has been committed by Shell (either as agreed between the Parties or as determined in accordance with Clause 10).

11.2          Shell irrevocably grants to Cosan an option to buy, and to require Shell to sell, the Shell Total Interest, such option to be exercisable during the Cosan Fundamental Breach Option Exercise Period in accordance with this Clause 11.

11.3          In the event that Cosan exercises the Cosan Fundamental Breach Option in accordance with this Clause 11, Shell shall sell, and Cosan shall buy, the Shell Total Interest and each right attaching to the Shell Total Interest on the applicable Option Completion Date.

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11.4          The Cosan Fundamental Breach Option may be exercised only:

11.4.1        in respect of all (but not less than all) of the Shell Total Interest; and

11.4.2        by the delivery by Cosan to Shell of the Exercise Notice relating to a Fundamental Breach by Cosan at any time during the Cosan Fundamental Breach Option Exercise Period.

11.5          The price to be paid in respect of the Cosan Fundamental Breach Option will be an amount equal to 85 per cent. of the Shell Downstream Co Value to be calculated as at the date of the Fundamental Breach Notice.

11.6          If Cosan exercises the Cosan Fundamental Breach Option, Cosan shall pay the applicable Option Price:

11.6.1        in full on the applicable Option Completion Date relating to a Fundamental Breach by Shell; or

11.6.2        if Cosan so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

11.7          Completion of the Cosan Fundamental Breach Option shall occur:

11.7.1        on the later of:

(a)                the date which is 15 Business Days after receipt by Shell of the Cosan Exercise Notice relating to the Cosan Fundamental Breach Option;

(b)               the date which is 10 Business Days after the Option Price is finally determined; and

(c)                if Cosan so elects, where the Option Completion is subject to the approval of any applicable Governmental Authority, 20 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

11.7.2        in accordance with Clauses 21 and 22.

11.8          Effective as of the Option Completion Date in respect of any Cosan Fundamental Breach Option, Shell shall not have any liability to Cosan for any Losses (as defined in the Framework Agreement) that it may have incurred or suffered as a result of, or in connection with, the Fundamental Breach by Shell, except that, and only to the extent that, such Losses exceed 15 per cent. of the Downstream Co Value. As a result of such Losses, on and after the Option Completion Date in respect of any Cosan Fundamental Breach Option:

11.8.1        the exercise of the Cosan Fundamental Breach Option shall be deemed to have provided Cosan with the exclusive remedy for, or arising in connection with,

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the Fundamental Breach by Shell and any other related claim or matter where the Losses incurred or suffered by Cosan as a result of, or in connection with, the Fundamental Breach by Shell do not exceed 15 per cent. of the Downstream Co Value; and

11.8.2        the only remedy for Cosan in respect of any such Fundamental Breach by Shell where such Losses do exceed 15 per cent. of Downstream Co Value is to recover the extent of such excess.

12.              SHELL FUNDAMENTAL BREACH OPTION

12.1          This Clause 12 applies if a Fundamental Breach has been committed by Cosan (either as agreed between the Parties or as determined in accordance with Clause 10).

12.2          Cosan irrevocably grants to Shell an option to buy, and to require Cosan to sell, the Cosan Total Interest, such option to be exercisable during the Shell Fundamental Breach Option Exercise Period in accordance with this Clause 12.

12.3          In the event that Shell exercises the Shell Fundamental Breach Option in accordance with this Clause 12, Cosan shall sell and Shell shall buy the Cosan Total Interest and each right attaching to the Cosan Total Interest on the applicable Option Completion Date.

12.4          The Shell Fundamental Breach Option may be exercised only:

12.4.1        in respect of all (but not less than all) of the Cosan Total Interest; and

12.4.2        by the delivery by Shell to Cosan of an Exercise Notice at any time during the Shell Fundamental Breach Option Exercise Period.

12.5          Other than where such Fundamental Breach relates to the Insolvency of ROSM, a ROSM Qualifying Replacement, Aguassanta or Cosan, the price to be paid in respect of the Shell Fundamental Breach Option will be an amount equal to 85 per cent. of the Cosan Downstream Co Value, such Cosan Downstream Co Value to be calculated as at the date of the Fundamental Breach.

12.6          Where such Fundamental Breach relates to the Insolvency of ROSM, a ROSM Qualifying Replacement, Aguassanta or Cosan, the price to be paid in respect of the Shell Fundamental Breach Option will be an amount equal to 98 per cent. of the Cosan Downstream Co Value to be calculated as at the date of the Fundamental Breach Notice.

12.7          If Shell exercises the Shell Fundamental Breach Option, Shell shall pay the applicable Option Price:

12.7.1        in full on the Option Completion Date relating to a Fundamental Breach by Cosan; or

12.7.2        if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

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12.8          Completion of the Shell Fundamental Breach Option shall occur:

12.8.1        on the later of:

(a)                the date which is 15 Business Days after receipt by Cosan of the applicable Exercise Notice;

(b)               the date which is 10 Business Days after the applicable Option Price is finally determined; and

(c)                if Shell so elects, where the Option Completion is subject to the approval of any applicable Governmental Authority, 20 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

12.8.2        in accordance with Clauses 21 and 22.

12.9          Effective as of the Option Completion Date in respect of any Shell Fundamental Breach Option, Cosan shall not have any liability to Shell for any Losses that it may have incurred or suffered as a result of, or in connection with, the Fundamental Breach by Cosan, except that and only to the extent that:

12.9.1        where Clause 12.5 applies, such Losses exceed 15 per cent.; and

12.9.2        where Clause 12.6 applies, such Losses exceed 2 per cent., of the Cosan Downstream Co Value.

12.10      As a result of any such Losses set out in Clause 12.9, on and after the Option Completion Date in respect of any Shell Fundamental Breach Option:

12.10.1    the exercise of the Shell Fundamental Breach Option shall be deemed for all purposes to have provided Shell with the exclusive remedy for or arising in connection with the Fundamental Breach by Cosan and any other related claim or matter where the Losses incurred or suffered by Shell as a result of, or in connection with, the Fundamental Breach by Cosan do not exceed the percentage set out in the applicable sub-clause of Clause 12.9 of the Downstream Co Value; and

12.10.2    the only remedy for Shell in respect of any such Fundamental Breach by Cosan where such Losses exceed the percentage set out in the applicable sub-clause of Clause 12.9 of the Downstream Co Value is to recover the extent of such excess.

SECTION SIX: EVENT TRIGGERED CALL OPTIONS

13.              CHANGE OF CONTROL

13.1          This Clause 13 applies:

13.1.1        in respect of Shell, if a Shell Change of Control Event occurs;

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13.1.2        in respect of Cosan, if a Cosan Change of Control Event occurs; and

13.1.3        in respect of any New Shareholder, if a New Shareholder Change of Control Event occurs on or following the date on which the New Shareholder becomes a Shareholder.

13.2          Shell hereby irrevocably grants to Cosan (and to any New Shareholder to which Shares have been Transferred in accordance with the provisions of this Agreement other than any Shareholder Controlled by Royal Dutch Shell) an option to buy, and to require Shell to sell, the entire Shell Total Interest upon the occurrence of a Shell Change of Control Event (the "Cosan Change of Control Option"), such option to be exercisable during the Cosan Change of Control Option Exercise Period in accordance with Clause 17.

13.3          Cosan hereby irrevocably grants to Shell (and to any New Shareholder to which Shares have been Transferred in accordance with the provisions of this Agreement other than any Shareholder Controlled by ROSM or after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement) an option to buy, and to require Cosan to sell, the entire Cosan Total Interest upon the occurrence of a Cosan Change of Control Event (the "Shell Change of Control Option") which in relation to a Cosan Change of Control Event which occurs after the Post ROSM Date, has not been remedied within 30 days of its occurrence, such option to be exercisable during the Shell Event Triggered Call Option Exercise Period in accordance with Clause 17.

13.4          Each New Shareholder irrevocably grants to the other Shareholder (the "Exercising Shareholder") at the relevant time an option to buy, and to require the New Shareholder to sell, the entire New Shareholder Total Interest upon the occurrence of a New Shareholder Change of Control Event (the "Exercising Shareholder Change of Control Option"), such option to be exercisable during the Exercising Shareholder Change of Control Option Exercise Period in accordance with Clause 17.

13.5          Following the determination of ROSM as Deceased or Disqualified in accordance with Clause 3, Cosan shall notify Shell in writing by no later than seven months after the Disqualification Notice Date of the names of the specific ROSM Family Members (and ROSM if applicable in case of Disqualification) who will hold the Controlling Interest in the Downstream Co immediately following the expiry of the Disqualification Call Option Exercise Period on the assumption that Shell does not exercise the Disqualification Call Option (the "ROSM Transition Period Qualifying Replacements").

13.6          In the event that ROSM (or the executors of ROSM's estate in the instance of ROSM being determined Deceased) has not completed any transaction, agreement, transfer or other arrangement which, or any series of transactions, agreements, transfers or other arrangement which cumulatively, results in the ROSM Transition Period Qualifying Replacements having a Controlling Interest in the Downstream Co by the date falling seven months after the Disqualification Notice Date, then Cosan undertakes to notify Shell in writing as soon as reasonably practical following completion of the transfer(s) which result in the ROSM Transition Period Qualifying Replacements having a Controlling Interest in the Downstream Co.

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14.              SHELL FINANCIAL COVENANTS CALL OPTION

14.1          This Clause 14 applies if:

14.1.1        a Cosan Debt Default occurs at any time; or

14.1.2        in respect of any Relevant Period:

(a)                the Leverage Ratio exceeds 4.5:1; and

(b)               the Interest Cover Ratio is less than 2:1; and

(c)                the Gearing exceeds 65 per cent.; and,

(each threshold being the "Financial Covenant Default Ratios"); and

(d)               to the extent Topco has no Rating or has a Rating and any one of the Ratings for Topco are lower than or equal to:

(i)                 B+ by S&P or Fitch; or

(ii)               B1 by Moody's,

(together a "Cosan Financial Covenant Breach").

14.2          Topco shall notify Shell of any Cosan Debt Default promptly upon becoming aware of its occurrence and shall promptly upon request by Shell deliver a certificate signed by two of its directors certifying that no such Cosan Debt Default is continuing.

14.3          Topco shall deliver to Shell copies of its Starting Financial Statements, its Adjusted Financial Statements and the Calculations Spreadsheet:

14.3.1        for as long as a member of the Cosan Group holds a Controlling Interest in the Downstream Co, within 20 days after the date on which it publishes its Starting Financial Statements in accordance with the requirements of the relevant Recognised Stock Exchange; and

14.3.2        in the event Shares held by Cosan (being the Cosan Total Interest) have been Transferred to a New Shareholder in accordance with the terms of this Agreement:

(a)                and Topco is listed on a stock exchange, within 20 days after the date on which it publishes its Starting Financial Statements in accordance with the requirements of the relevant stock exchange, or

(b)               and Topco is not listed on a stock exchange, within 20 days after the date which is the earlier of:

(i)                 the period ending 120 days after the last day of the Relevant Period; or

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(ii)               the last day on which the Starting Financial Statements must be signed by the directors of Topco in accordance with applicable Law.

14.4          Topco shall deliver to Shell, at the same time as it delivers copies of its Starting Financial Statements, its Adjusted Financial Statements and the Calculations Spreadsheet in accordance with Clause 14.3 above, a written statement (a "Compliance Certificate") signed on behalf of Topco by the finance director, or an individual authorised by the finance director to sign the Compliance Certificate on his or her behalf, which shall:

14.4.1        set out for the Relevant Period to which such Adjusted Financial Statements relate:

(a)                the Leverage Ratio;

(b)               the Interest Cover Ratio; and

(c)                the Gearing,

in each case, calculated by extracting line items from the Adjusted Financial Statements; and

14.4.2        to the extent Topco has a Rating, set out the Ratings for Topco from S&P, Fitch and/or Moody's.

14.5          For the purposes of this Clause 14 and notwithstanding anything to the contrary set out in this Agreement, in respect of a Relevant Period which occurs during or in respect of the Financial Year ended 31 December 2021, Topco shall be entitled to show pro-forma accounts in its Starting Financial Statements, Adjusted Financial Statements and the Calculations Spreadsheet (as applicable) as if Rumo had been proportionally consolidated in Cosan S.A.’s financial statements for the entire Financial Year.

14.6          [Not used]

14.7          [Not used]

14.8          Cosan hereby irrevocably grants to Shell an option to buy, and to require Cosan to sell, the Cosan Total Interest upon the occurrence of:

14.8.1        a Cosan Debt Default; or

14.8.2        a Cosan Financial Covenant Breach that, subject to Clause 17.5, has not been remedied within 6 months of its occurrence by the delivery of a Compliance Certificate in respect of either of the two subsequent Relevant Periods demonstrating that there is no longer any Cosan Financial Covenant Breach; or

14.8.3        for as long as a member of the Cosan Group holds a Controlling Interest in the Downstream Co only, a Rumo Breach that, subject to Clause 17.5, has not been remedied within 6 months of its occurrence by Rumo publishing the Rumo Accounts for the relevant Financial Year,

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with such option to be exercisable during the Shell Event Triggered Call Option Exercise Period.

15.              SHELL CORPORATE GOVERNANCE CALL OPTION

15.1          This Clause applies if:

15.1.1        a Controlling Entity does not have a person appointed to fulfil the role of CEO (or equivalent) for a continuous period of six months; or

15.1.2        a Controlling Entity does not file, publish or produce, as applicable, as required in accordance with applicable Law, its Controlling Entity Financial Statements within the Reporting Deadline; or

15.1.3        Cosan or a New Cosan Shareholder (as applicable) which, in respect of the Downstream Co is entitled:

(a)                to provide nominations for appointments to the Executive Board; or

(b)               to propose candidates for the CEO from the profiles provided by the Supervisory Board of the Downstream Co,

and in either case, fails to provide such nominations or fails to propose such candidates within the time frames (if any) specified in the Shareholders' Agreement,

(each being a "Corporate Governance Default").

15.2          Cosan hereby irrevocably grants to Shell an option to buy, and to require Cosan to sell, the Cosan Total Interest upon the occurrence of a Corporate Governance Default that, subject to Clause 17.5, has not been remedied within 90 days of its occurrence, such option to be exercisable during the Shell Event Triggered Call Option Exercise Period in accordance with Clause 17 (the "Shell Corporate Governance Call Option").

16.              SHELL INVOLUNTARY DELISTING CALL OPTION

16.1          This Clause applies if:

16.1.1        ROSM or on or after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement holds a Controlling Interest in the Downstream Co; and

16.1.2        in respect of a Controlling Entity:

(a)                its Public Securities are subject to Involuntary Suspension; or

(b)               it is subject to Involuntary Delisting, (each a "Listing Default").

16.2          Cosan hereby irrevocably grants to Shell an option to buy, and to require Cosan to sell, the Cosan Total Interest upon the occurrence of a Listing Default that, subject to Clause 17.5, has not been remedied within 4 months of its occurrence, such option to be

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exercisable during the Shell Event Triggered Call Option Exercise Period in accordance with Clause 17 (the "Shell Involuntary Delisting Call Option").
16.3

In the event a New Cosan Shareholder acquires a direct interest in the Downstream Co, the Shell Involuntary Delisting Call Option shall cease to apply from the date of completion of the Third Party Offer pursuant to which the New Cosan Shareholder becomes a Shareholder and the reference to Cosan in Clause 16.2 above shall not be deemed to be a reference to such Shareholder in accordance with Clause 27.5.

17.              EXERCISING CALL OPTIONS

17.1          A Shell Event Triggered Call Option may be exercised by Shell only:

17.1.1	subject to Clause 17.4 and Clause 17.5, at any time during the period starting on (and including) the date on which such Shell Event Triggered Call Option becomes exercisable in accordance with Clause 13.3, Clause 14.8, Clause 15.2, Clause 16.2 or Clause 17.5, as applicable, to (and including) the date falling 90 days thereafter (the "Shell Event Triggered Call Option Exercise Period");
17.1.2	in respect of all (but not less than all) of the Cosan Total Interest or New Shareholder Total Interest, as applicable; and
17.1.3	by the delivery by Shell to Cosan of an Exercise Notice at any time during the Shell Event Triggered Call Option Exercise Period (if applicable, as extended in accordance with Clause 17.4).

17.2          The Cosan Change of Control Option granted in Clause 13.2 may be exercised by Cosan only:

17.1.1	at any time during the period starting on (and including) the date on which the Shell Change of Control Event occurs, to (and including) the date falling 90 days thereafter (the "Cosan Change of Control Option Exercise Period");
17.1.2	in respect of all (but not less than all) of the Shell Total Interest; and
17.1.3	by the delivery by Cosan to Shell of an Exercise Notice at any time during the Cosan Change of Control Option Exercise Period (if applicable, as extended in accordance with Clause 17.4).

17.3          The Exercising Shareholder Change of Control Option granted in Clause 13.4 may be exercised by the Exercising Shareholder only:

17.1.1	at any time during the period starting on (and including) the date on which the New Shareholder Change of Control Event occurs, to (and including) the date falling 90 days thereafter (the "Exercising Shareholder Change of Control Option Exercise Period");
17.1.2	in respect of all (but not less than all) of the New Shareholder Total Interest; and
17.1.3	by the delivery by the Exercising Shareholder to the New Shareholder of an Exercise Notice at any time during the Exercising Shareholder Change of

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Control Option Exercise Period (if applicable, as extended in accordance with Clause 17.4).

17.4          Cosan undertakes to notify Shell in writing of any Call Option Event relating to Cosan as soon as reasonably practical and in any event by no later than the date 30 days after the occurrence thereof, or if later, Cosan's Actual Awareness of such occurrence, provided that the Call Option Exercise Period shall be extended by a period equal to the number of days between the date on which the Call Option Event occurred and the earlier of the date on which the relevant Shareholder entitled to exercise such Option:

(i) was notified of such event by Cosan or (ii) became aware of such event.

17.5          Notwithstanding any other provision of this Agreement, if Cosan fails to notify Shell of a Call Option Event relating to Cosan in accordance with Clause 17.4 within the 30 day period specified in Clause 17.4 above then Cosan will not be entitled to remedy such Call Option Event (if and to the extent permitted in accordance with Clauses 13.3, 14.8, 15.2, or 16.2 notwithstanding any remedy period that may otherwise have still been available to it and the Call Option to which such Call Option Event relates shall become immediately exercisable notwithstanding any such remedy period.

17.6          The price to be paid in respect of a Call Option shall be the Downstream Co Value to be calculated in accordance with Clause 20.

17.7          If a Shareholder exercises a Call Option, the relevant Shareholder shall pay the Option Price:

17.7.1        in full on the Option Completion Date; or

17.7.2        if the relevant Shareholder so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

17.8          Completion of a Call Option shall occur:

17.8.1        on the later of:

(a)                the date which is 15 Business Days after receipt by the relevant Shareholder of the applicable Exercise Notice;

(b)               the date which is 15 Business Days after the date on which the applicable Option Price is finally determined; and

(c)                if the Shareholder exercising the Call Option so elects, where the Option Completion is subject to the approval of any applicable Governmental Authority, 20 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

17.8.2        in accordance with Clauses 21 and 22.

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SECTION SEVEN: OPTION COMPLETION

18.              DETERMINATION OF VALID OPTION

18.1          In the event that more than one Breach Notice is served concurrently, the Parties shall refer the issues arising from such Breach Notice to arbitration in accordance with Clause 37 and shall instruct the arbitral tribunal to determine which, if any, of the events that any Party alleges occurred and thereby triggered the relevant Shell Fundamental Breach Option or Cosan Fundamental Breach Option, occurred first and only the Breach Notice relating to such event shall be valid.

18.2          In the event that more than one Exercise Notice is served in relation to an Option (other than the Shell Fundamental Breach Option or Cosan Fundamental Breach Option which either Party shall be free to serve at any time regardless of the prior service of an Exercise Notice relating to an Option other than a Shell Fundamental Breach Option or Cosan Fundamental Breach Option) only the Exercise Notice served first in accordance with the terms of this Agreement shall be valid.

19.              INTERACTION BETWEEN COSAN S.A. AND COSAN INVESTIMENTOS IN RELATION TO THE EXERCISE OF OPTIONS

Where Cosan is entitled to exercise the Cosan Change of Control Option or Cosan Fundamental Breach Option, such Cosan Change of Control Option or Cosan Fundamental Breach Option shall be exercisable by either Cosan S.A. or Cosan Investimentos (however, for the avoidance of doubt, not both Cosan S.A. and Cosan Investimentos).

20.              VALUATION AND DOWNSTREAM CO VALUE

20.1          Unless agreed by the Parties, the Downstream Co Value shall be calculated as of the applicable Downstream Co Value Date in accordance with this Clause 20, and the process contemplated by this Clause 20 shall be required to commence on each of the Downstream Co Value Dates.

20.2          In the event that the Downstream Co Value is required to be determined by a provision of this Agreement, the provisions of this Clause 20 shall apply.

20.3          Cosan shall select a Qualifying Investment Bank (the "Cosan Valuer") and shall notify Shell of such selection within 15 days of the date of the applicable Downstream Co Value Date. Shell shall select a Qualifying Investment Bank (the "Shell Valuer") and shall notify Cosan of such selection within 15 days of the applicable Downstream Co Value Date.

20.4          In the event that:

20.4.1        within 15 days of the Downstream Co Value Date (or within any period of time by which Cosan and Shell agree in writing to extend such initial 15 day period), Cosan or Shell fails to notify the other of its respective selection pursuant to Clause 20.3, then the Qualifying Investment Bank selected by whichever of Cosan and Shell did notify the other of its selection; or

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20.4.2        within 15 days of the date of the Exercise Notice (or within any period of time by which Cosan and Shell agree in writing to extend such initial 15 day period), Cosan and Shell have not selected two separate Qualifying Investment Banks (or if either or each of Cosan and Shell fails to be reasonably satisfied that appropriate information barriers will be erected in the event that they have selected the same Qualifying Investment Bank), then the Independent Valuer (to be appointed in accordance with Clause 20.5), shall be the "Sole Valuer" and, for the avoidance of doubt, there shall be no Cosan Valuer and no Shell Valuer,

20.5          As required pursuant to Clause 20.4 and/or 20.11.2, Cosan and Shell shall, within 30 days of (a) the Parties failing to select two separate Qualifying Investment Banks pursuant to Clause 20.4.2 or (b) receiving notice pursuant to Clause 20.11.1 agree upon a Qualifying Accounting Firm (other than the auditors of any Party) to act as the Independent Valuer. Where Cosan and Shell fail to reach an agreement within such 30 day period, a Qualifying Accounting Firm with no audit relationship with any of Cosan, Shell or any of their respective Affiliates (and otherwise the firm with the least material relationship with each such Party, such materiality to be determined by reference to revenues received from Cosan, Shell and/or their Affiliates in the preceding twelve month period), shall be selected by the Independent Selector and appointed as the Independent Valuer. The Independent Valuer's decision shall be final and binding on the Parties and for whose fees, costs and expenses Cosan and Shell shall be jointly liable in equal proportions.

20.6          Cosan shall be liable for the fees, costs and expenses of any Cosan Valuer and Shell shall be liable for the fees, costs and expenses of any Shell Valuer. Cosan and Shell shall be jointly liable for equal proportions of the fees, costs and expenses of any Sole Valuer selected as a result of the circumstances contemplated in Clauses 20.4.1 and 20.4.2.

20.7          Within 5 Business Days of the determination of the identity of the Cosan Valuer and the Shell Valuer or of the Sole Valuer (as the case may be):

20.7.1        Cosan shall instruct the Cosan Valuer and Shell shall instruct the Shell Valuer to each; or

20.7.2        if a Sole Valuer is required pursuant to Clause 20.4, Cosan and Shell shall together instruct the Sole Valuer to,

determine, in accordance with Clause 20.10, the Downstream Valuation Range.

20.8          [Not used]

20.9          If the Downstream Co Value is required to be determined pursuant to any provision of this Agreement, the Downstream Co shall promptly provide the Valuers with such access, information and materials which the Valuers reasonably consider necessary or desirable for the carrying out of their respective valuations pursuant to Clause 20.7; provided that the Valuers shall enter into a confidentiality agreement with the Downstream Co in a form to be agreed between Shell and Cosan (acting reasonably).

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20.10      Any Cosan Valuer, Shell Valuer and/or Sole Valuer instructed in accordance with this Clause 20 shall be instructed to:

20.10.1    conduct due diligence in respect of the Joint Venture from information and materials provided by the management of the Downstream Co pursuant to Clause 20.9;

20.10.2    base its valuations on such benchmarks and methodologies as it deems relevant and which may include: (i) a discounted cash flow analysis of the Downstream Co (including its Subsidiaries) discounted at a weighted average cost of capital (as all such terms are understood by the Person making the valuations at the time of making them), applicable to the Downstream Co (including its Subsidiaries), or similar valuation methodologies customary at such time; (ii) relevant comparable multiples for the Downstream Co (including its Subsidiaries), to arrive to an enterprise value for the Downstream Co (including its Subsidiaries) and/or (iii) for valuing the ordinary shares and/or the preferred shares in the capital of the Downstream Co, any relevant market price(s) for the preferred shares in the capital of the Downstream Co, provided that an appropriate premium for the consolidation of control within the same control group shall be applied if such prices are considered in the valuation of the ordinary shares in the capital of the Downstream Co;

20.10.3    assume, for all purposes when determining a Valuation Range, that there is no positive or negative value attributable to any of the following:

(a)                the illiquidity of the Shares of the Downstream Co;

(b)               the size of the relevant Parties' respective ownership in the Downstream Co;

(c)                the existence of one or more large or controlling shareholders; or

(d)               the terms and conditions of the documentation governing the Downstream Co including this Agreement, the Framework Agreement and the Shareholders' Agreement;

20.10.4    assume that the Downstream Co and its Subsidiaries operate on an arm's length basis in relation to each other, and that no Party shall seek to argue to the contrary;

20.10.5    where the Parties have agreed to declare and/or pay a dividend, make appropriate adjustments so as not to include for the purposes of the valuation any part of the distributable reserves of the Downstream Co which relate to any dividend or other distribution declared but not paid or not made as at the date of the valuation and shall consider the impact and make appropriate adjustments in respect to the likely timing of the Option Completion;

20.10.6    make appropriate adjustments to the enterprise value as determined in order to arrive to an equity valuation range for the Downstream Co;

20.10.7    [Not used];

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20.10.8    if the Ethanol Supply Agreement between the Downstream Co and the Sugar & Ethanol Co is no longer in force, assume that the Ethanol Supply Agreement is in force with the same terms and conditions as the latest version previously entered into by the parties, for a term of one year. For clarification, the Valuers shall deem the price applicable to the supply of Ethanol for the additional term of one year to be the to lower of: (i) the lowest of the average price of the previous 12 months of supply; or (ii) the price resulting from the application of the Ethanol Supply Agreement's most favored nation provision, if it has one, and if not, as such provisions are understood in the market at the time; and

20.10.9    notify each of Cosan and Shell in writing of its Downstream Valuation Range within 40 Business Days of being instructed.

20.11      Cosan and Shell shall calculate the Downstream Co Value:

20.11.1    within 10 Business Days of receiving notice of each of the Valuation Ranges; or

20.11.2    where an Independent Valuer has been appointed, within 10 Business Days of receiving notice of such Independent Valuer's valuation.

20.12      Each of the Valuation Ranges shall be determined in US$.

21.              PAYMENTS

21.1          All payments due and payable from a Payor to a Payee shall be made in cleared funds, in US$, to the account of the Payee or as the Payee may direct with five Business Days' notice (or such shorter period as the Payor may agree) in writing to the Payor.

21.2          In respect of the payment of any Option Price payable in instalments in accordance with the terms of this Agreement governing that Option:

21.2.1        the first instalment shall be due and payable on the applicable Option Completion Date;

21.2.2        subsequent instalments shall be due and payable on the date three calendar months following the applicable Option Completion Date until the date payment of the applicable Option Price has been made in full;

21.2.3        interest shall accrue on any unpaid amounts at SOFR until the date payment of the applicable Option Price has been made in full;

21.2.4        notwithstanding Clauses 21.2.2 and 21.2.3, the Payor may prepay the Payee in full (with 3 Business Days' notice in writing to the Payee or such shorter period as the Payee may agree) in respect of any unpaid amounts (and any Accrued Interest) and any such prepayment shall discharge in full the Payor's obligations to the Payee in respect of payment of the applicable Option Price; and

21.2.5        the Payor shall, on the applicable Option Completion Date, enter into a share pledge agreement substantially in, and no less beneficial to the Payee than, the form set out in Schedule 8, pursuant to which the Payor shall pledge to the Payee, effective on the date thereof, all the Shares transferred to the Payor on the

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applicable Option Completion Date, as security for the obligation of the Payor to pay the Payee the full amount of the applicable Option Price on the terms of this Agreement.

21.3          In respect of any Deferred Consideration payable in instalments in relation to the exercise of the Pre-emption Right the Continuing Shareholder shall, on the applicable Option Completion Date, enter into a share pledge agreement substantially in, and no less beneficial to the Selling Party than, the form set out in Schedule 8, pursuant to which the Continuing Shareholder shall pledge to the Selling Party, effective on the date thereof, all the Shares transferred to the Continuing Shareholder on the applicable Option Completion Date, as security for the obligation of the Continuing Shareholder to pay the Selling Party the full amount of the applicable Option Price on the terms of the sale and purchase agreement entered into between the Continuing Shareholder and the Selling Party pursuant to Clause 22.4.2.

21.4          If the Payor fails to make any payment it owes to the Payee in accordance with the terms of this Agreement (including, in relation to completion of the Pre-emption Right only, failing to comply with the provisions of Clause 7.16):

21.4.1        on the applicable Option Completion Date, then the Payee shall be entitled to:

(a)                in the case of the Shell Event Triggered Call Options, the Cosan Change of Control Option, the Exercising Shareholder Change of Control Option, the Disqualification Call Option, the Pre-emption Right, the ROFR Right, the Second ROFR Right, the Cosan Fundamental Breach Option and the Shell Fundamental Breach Option, retain the legal and beneficial title to the relevant Shares due to be transferred to the Payor on the Option Completion Date as if the Payor had failed to submit an Exercise Notice (or, in the case of the: (i) ROFR Right, a ROFR Offer; or (ii) Second ROFR Right, a Second ROFR Offer);

(b)               retain any sums received in respect of any payment due from the Payor to it and any Continuing Shareholder Securities and/or Liquid Securities received by it; and

(c)                in the case of the Disqualification Put Option or the ROFR Right, sell the relevant Shares due to be transferred to the Payor on the Option Completion Date to any Person,

and the Payor shall have no claim for damages or compensation (or otherwise) against the Payee in respect of such Shares; and/or

21.4.2        on or after any date on which an instalment in respect of the applicable Option Price is due in accordance with the terms of this Agreement (including for the purposes of paying any Deferred Consideration in cash on the same terms and on the same date(s) as such Deferred Consideration would have been payable to the Selling Party by the Third Party Offeror pursuant to a Third Party Offer), then:

(a)                interest shall accrue on any unpaid amounts at the Default Interest Rate and compounded monthly (the Parties acknowledge and agree that

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SELIC, as the interest rate standard in Brazil, is a reasonable benchmark for interest in relation to matters connected with a business, such as the Joint Venture, whose primary operations are in Brazil); and

(b)               after the expiry of any grace period to which the Payee may agree, if any, the Payee shall be entitled to enforce the pledge granted pursuant to Clause 21.2.5 in accordance with the terms thereof and apply the proceeds of such enforcement:

(i)                 in satisfaction of any amount due from the Payor to the Payee in respect of payment of any part of the applicable Option Price which remains outstanding (whether or not due and payable at such date); and

(ii)               towards the payment of (1) any default interest accrued pursuant to Clause 21.4.2(b)(i), and (2) the fees, costs and expenses incurred by the Payee in connection with the enforcement of such security.

21.5          Notwithstanding anything in the Transaction Documents to the contrary, a Payor shall not be entitled to set-off all or part of an Option payment (or any Accrued Interest thereon) against an amount owing from a Payee (or any of its Affiliates) to such Payor (or any of its Affiliates), other than in connection with any Determined Indemnity Amount (as defined in the Framework Agreement) that is at that time (whether or not this is during a grace period in respect of such payment obligation) owing from such Payee (or any of its Affiliates) to such Payor (or any of its Affiliates).

21.6          Amounts owed by any Party to this Agreement jointly to Cosan S.A. and Cosan Investimentos shall be paid to Cosan S.A. only, including those amounts owed to Cosan Investimentos, in which case Cosan S.A. shall be responsible for reimbursing Cosan Investimentos. For the avoidance of doubt, the payment by the relevant Party to Cosan

S.A. referred to in this Clause 21.6 shall be deemed to satisfy the obligation of the relevant Party to this Agreement to pay such amount to Cosan Investimentos.

22.              OPTION COMPLETION

22.1          Each Option Completion shall take place by 11:00 a.m. on the date determined in accordance with the relevant Clause governing that Option under this Agreement at the Downstream Co's registered office, or at such other place as may be agreed between the Payor and the Payee.

22.2          At each Option Completion the Payor shall pay to the Payee the applicable Option Price or, if applicable in accordance with the terms of this Agreement governing that Option, the first instalment of payment of the applicable Option Price, and the Payee shall deliver (or cause to be delivered) to the Payor a receipt in respect of the same.

22.3          At each Option Completion the Payor and the Payee shall complete all update registrations and execute the share transfer forms (formulários de transferência de ações), in respect of the transfer of Shares to be transferred to the Payor on the date of completion of the relevant Transfer, and deliver them to the custodian agent responsible for the Downstream Co’s Register, informalizing the transfer of such Shares and the

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Downstream Co shall do all things within its power necessary to effect the transfer and the registration of the transfer, including instructing the custodian agent to update the records in the Register of the Downstream Co to reflect the transfer of Shares accordingly.

22.4          In relation to the completion of the Pre-emption Right only (in accordance with Clause 7):

22.4.1        the Continuing Shareholder shall comply with the requirements set out in Clause 7 of this Agreement; and

22.4.2        the Continuing Shareholder and the Selling Party shall execute a form of sale and purchase agreement in substantially the same form as delivered to the Continuing Shareholder with the Third Party Offer Notice in accordance with Clause 7.3.2 and comply with all obligations as set out in such sale and purchase agreement, including executing all other documents (unless any such obligations are waived in writing by the Continuing Shareholder and the Selling Party).

SECTION EIGHT: REPRESENTATIONS AND WARRANTIES

23.              SHELL WARRANTIES

23.1          Shell warrants to Cosan that each Shell Warranty is true, accurate and not misleading at the date of this Agreement. Immediately before the applicable Option Completion Date relating to the Cosan Fundamental Breach Option, Cosan Change of Control Option, Pre-emption Right (in respect of its Shareholder Total Interest), ROFR Right, or Second ROFR Right, Shell is deemed to warrant to Cosan that each Shell Warranty is true, accurate and not misleading by reference to the facts and circumstances as at the applicable Option Completion Date. For this purpose only, where there is an express or implied reference in a Shell Warranty to the "date of this Agreement", that reference is to be construed as a reference to, in relation to the applicable Option Completion Date.

23.2          Shell acknowledges that Cosan is entering into this Agreement in reliance on each Shell Warranty which has also been given as a representation and with the intention of inducing Cosan to enter into this Agreement.

23.3          Shell shall notify Cosan promptly if it becomes aware of any fact or circumstance which constitutes or which would reasonably be expected to constitute a breach (whether repudiatory in nature or not) of Clause 23.1 or which would or might cause a Shell Warranty to be untrue, inaccurate or misleading if given in respect of the facts or circumstances as at any Option Completion Date.

23.4          Each Shell Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Shell Warranty.

24.              COSAN WARRANTIES

24.1          Cosan warrants to Shell that each Cosan Warranty is true, accurate and not misleading at the date of this Agreement. Immediately before the Option Completion Date relating

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to the Shell Fundamental Breach Option, Shell Event Triggered Call Option, Pre- emption Right (in respect of its Shareholder Total Interest), ROFR Right, or Second ROFR Right, Disqualification Call Option or Disqualification Put Option, Cosan is deemed to warrant to Shell that each Cosan Warranty is true, accurate and not misleading by reference to the facts and circumstances as at the applicable Option Completion Date. For this purpose only, where there is an express or implied reference in a Cosan Warranty to the "date of this Agreement", that reference is to be construed as a reference to the applicable Option Completion Date.

24.2          Cosan acknowledges that Shell is entering into this Agreement in reliance on each Cosan Warranty which has also been given as a representation and with the intention of inducing Shell to enter into this Agreement.

24.3          Cosan shall notify Shell promptly if it becomes aware of any fact or circumstance which constitutes or which would reasonably be expected to constitute a breach (whether repudiatory in nature or not) of Clause 24.1 or which would or might cause a Cosan Warranty to be untrue, inaccurate or misleading if given in respect of the facts or circumstances as at that date.

24.4          Each Cosan Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Cosan Warranty.

25.              THIRD PARTY WARRANTIES

25.1          Each Shareholder shall procure that, as a term and condition of any sale of its Shareholder Total Interest to a Third Party Offeror, such Third Party Offeror will undertake and agree to warrant to the other Shareholders that each Third Party Warranty is true, accurate and not misleading immediately before the applicable Option Completion Date, by reference to the facts and circumstances as at that date.

25.2          Each Third Party Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Third Party Warranty.

SECTION NINE: COVENANTS OF THE PARTIES

26.              COMPLIANCE WITH AGREEMENT

26.1          Each of the Parties (other than the Downstream Co) undertakes to the other Parties (other than the Downstream Co) that it shall take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of shareholders of the Downstream Co, the Supervisory Board (or equivalent body) of any JV Entity or any Affiliate of any JV Entity to ensure (insofar as it is able to do so) that the terms of this Agreement are complied with, including, for the avoidance of doubt, that no terms of this Agreement shall be breached, and to procure (insofar as it is able to do so) that the Supervisory Board (or equivalent body) of any JV Entity or any Affiliate of any JV Entity complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this Agreement.

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26.2          If any provision of the Byelaws of any JV Entity at any time conflicts with any provision of this Agreement, this Agreement shall prevail and the Parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment, waiver or suspension of the relevant provision of the Byelaws to the extent necessary to permit each relevant JV Entity and its affairs to be administered as provided in this Agreement.

27.              TRANSFER OF SHARES

27.1          The Downstream Co covenants to each of the other Parties that it shall not assist with the registration of, or allow the custody agent responsible for the Register of the Downstream Co to register, any Transfer of its Shares to any Person in contravention of the terms of this Agreement.

27.2          No Bound Shares shall be Transferred to any Person who is not already a Party to this Agreement (including, for the avoidance of doubt, as a result of any Transfer in accordance with Clauses 7 or 9 of this Agreement) until such Person has become (i) a Party to this Agreement and a party to the Framework Agreement by executing and delivering to the other Parties a Deed of Adherence, (ii) a party to the Shareholders' Agreement by executing and delivering to the other parties to the Shareholders' Agreement a Joinder Agreement (as defined in the Shareholders' Agreement), and (iii) a party to the Operating and Coordination Agreement by executing and delivering to the other parties to the Operating and Coordination Agreement a Joinder Agreement (as defined in the Operating and Coordination Agreement), (with this Agreement, the Framework Agreement, the Operating and Coordination Agreement and the Shareholders Agreement being collectively the "Shareholder Adherence Agreements").

27.3          In the event Bound Shares are Transferred by a Shareholder (the "Transferor") to a New Shareholder in accordance with the terms of this Agreement, the terms of this Agreement shall, subject to Clause 32.2, cease to apply to the Transferor and the New Shareholder shall assume all rights and obligations of such Transferor as if the New Shareholder had executed each of the Shareholder Adherence Agreements.

27.4          Any Shareholder(s) to which Bound Shares held by Shell have been Transferred in accordance with the terms of this Agreement (including, for the avoidance of doubt as a result of (i) a Transfer to a New Shareholder in accordance with Clause 7 or (ii) an intra-group Transfer in accordance with Clause 9) shall assume the rights and obligations of Shell under the Shareholder Adherence Agreements, with any Shareholder to which Bound Shares are Transferred intra-group in accordance with Clause 9.1.2 or Clause 9.1.4 (as applicable) assuming such rights and obligations jointly with the Shell Transferor or New Shareholder Transferor (as applicable), in accordance with the Deed of Adherence as required by Clause 27.2 above and for the purposes of interpretation of this Agreement:

27.4.1        Shell shall be thereafter interpreted as meaning the Shareholder that directly holds such Bound Shares from time to time (the "New Shell Shareholder");

27.4.2        the New Shell Shareholder grants to Cosan or the New Cosan Shareholder (as applicable) every Option which Shell has granted to Cosan, (except that if the New Shell Shareholder is not Controlled by Royal Dutch Shell at the time of

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the Transfer the New Shell Shareholder shall not grant to Cosan or the New Cosan Shareholder (as applicable) the Cosan Change of Control Option), and any reference to the Shell Total Interest for the purposes of completing such Options shall be a reference to the Shares comprising the Shell Total Interest which are now held by the New Shell Shareholder;

27.4.3        the New Shell Shareholder shall be the beneficiary of every Option which Cosan has granted to Shell, except that if the New Shell Shareholder is not Controlled by Royal Dutch Shell at the time of the Transfer the New Shell Shareholder shall not be the beneficiary of the Shell Involuntary Delisting Call Option; and

27.4.4        if the New Shell Shareholder is not Controlled by Royal Dutch Shell:

(a)	any references to Royal Dutch Shell or Shell UK Co in this Agreement shall be disregarded;
(b)	the New Shell Shareholder grants to Cosan or the New Cosan Shareholder (as applicable) the Exercising Shareholder Change of Control Option;
(c)	Clauses 8, 9.1.1, 9.1.2, 13.1.1, 13.2, 17.2 and 29.2 shall cease to apply and be of no further force or effect and all capitalised terms which are defined in Clause 8 (and referred to in Clause 1) shall cease to apply and be of no further force or effect in this Agreement;
(d)	Clauses 16.2, 16.3 and 16.4 of the Framework Agreement shall cease to apply and be of no further force and effect in relation to the obligations of Shell UK Co provided that the New Shell Shareholder and the New Shareholder Controller have assumed all such liabilities and obligations by accession to the Framework Agreement; and
(e)	notwithstanding anything to the contrary set out in this Agreement, any Unbound Shares acquired by the New Shell Shareholder shall cease to be Unbound Shares for the purposes of this Agreement and shall thereafter be treated as Bound Shares.

27.5          Any Shareholder(s) to which Bound Shares held by Cosan have been Transferred in accordance with the terms of this Agreement (including, for the avoidance of doubt as a result of (i) a Transfer to a New Shareholder in accordance with Clause 7 or (ii) an intra-group Transfer in accordance with Clause 9) shall assume the rights and obligations of Cosan under the Shareholder Adherence Agreements, with any Shareholder to which Bound Shares are Transferred intra-group in accordance with Clause 9.1.3 or Clause 9.1.4 (as applicable) assuming such rights and obligations jointly with the Cosan Transferor or New Shareholder Transferor (as applicable), in accordance with the Deed of Adherence as required by Clause 27.2 above and for the purposes of interpretation of this Agreement:

27.5.1        Cosan shall thereafter be interpreted as meaning the Shareholder that directly holds such Bound Shares from time to time (the "New Cosan Shareholder");

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27.5.2        the New Cosan Shareholder grants to Shell or the New Shell Shareholder (as applicable) every Option which Cosan has granted to Shell, (except that if the New Cosan Shareholder is not Controlled by ROSM or following the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement, the New Cosan Shareholder shall not grant to Shell or the New Shell Shareholder (as applicable) the Shell Change of Control Option, the Shell Involuntary Delisting Call Option and the Disqualification Call Option), and any reference to the Cosan Total Interest for the purposes of completing such Options shall be a reference to the Shares comprising the Cosan Total Interest which are held by the New Cosan Shareholder;

27.5.3        the New Cosan Shareholder shall be the beneficiary of every Option which Shell has granted to Cosan, except that if the New Cosan Shareholder is not Controlled by ROSM or following the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement, the New Cosan Shareholder shall not be the beneficiary of the Disqualification Put Option; and

27.5.4        if the New Cosan Shareholder is not Controlled by ROSM or following the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement:

(a)	any references to:
(i) ROSM, a ROSM Qualifying Replacement or Aguassanta; and
(ii) Cosan S.A. or Cosan Investimentos as independent entities (including for the purpose of Clauses 19 and 21.6), in this Agreement shall be disregarded;
(b)	the New Cosan Shareholder grants to Shell or the New Shell Shareholder (as applicable) the Exercising Shareholder Change of Control Option;
(c)	Clauses 4, 5, 8, 9.1.3, 13.1.2, 13.3, 16, 29.2 and 29.3 shall cease to apply and be of no further force or effect and all capitalised terms which are defined in Clause 8 (and referred to in Clause 1) shall cease to apply and be of no further force or effect in this Agreement;

(d)	clauses 16.1, 16.3 and 16.4 of the Framework Agreement shall cease to apply and be of no further force and effect in relation to the obligations of Cosan Limited (or its successor Cosan S.A.) provided that the New Cosan Shareholder and the New Shareholder Controller have assumed all such liabilities and obligations by accession to the Framework Agreement; and

(e)	notwithstanding anything to the contrary set out in this Agreement, any Unbound Shares acquired by the New Cosan Shareholder shall cease to be Unbound Shares for the purposes of this Agreement and shall thereafter be treated as Bound Shares.

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28.              ENCUMBRANCES

28.1          Other than arising under this Agreement, no Party shall create or permit to subsist any Encumbrance (other than a Permitted Encumbrance) over its interest in the Downstream Co (or any part thereof).

28.2          [Not used]

28.3          If any Encumbrance (other than a Permitted Encumbrance) over any Party's interest in Cosan or the Downstream Co (or any part thereof) arises by virtue of operation of Law or otherwise for the benefit of any Governmental Authority (including in connection with the collection of Tax), such Party shall use reasonable efforts to offer assets other than those constituting its interest in any of Cosan or the Downstream Co (or any part thereof) as substitute security to such body, agency or department.

29.              REORGANIZATIONS

29.1          No Reorganization with respect to the Joint Venture shall take place unless agreed between the Shareholders. In the event that any such Reorganization is proposed, the Shareholders at such time shall amend this Agreement on the date of the Reorganization to reflect the changed structure of the Joint Venture contemplated by the proposed Reorganization in a manner agreed between the Shareholders.

29.2          For so long as (i) Royal Dutch Shell, and (ii) ROSM or, at any time after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement have a Controlling Interest in the Downstream Co, no Reorganization with respect to Shell shall take place if such Reorganization results in Royal Dutch Shell ceasing to have a Controlling Interest in the Downstream Co, other than in connection with a RDS Global Downstream Disposal.

29.3          For so long as ROSM or, at any time after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement, has a Controlling Interest in the Downstream Co, no Reorganization with respect to Cosan shall take place unless the following requirements are satisfied:

29.3.1        at any time:

(a)                prior to the Post ROSM Date, ROSM; or

(b)               after the Post ROSM Date, ROSM and/or a ROSM Qualifying Replacement,

maintains a Controlling Interest in the Downstream Co; and

29.3.2        following such Reorganization, there is at least one Controlling Entity.

30.              CONFIDENTIALITY

30.1          Each Party agrees that it shall, and shall cause any Person to whom Confidential Information is disclosed pursuant to this Agreement to, hold strictly confidential all Confidential Information and treat all Confidential Information with the same degree of care and confidentiality that it affords its own trade secrets and proprietary information. Each Party agrees to use Confidential Information received from any JV

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Entity only in connection with its investment in the Joint Venture and the transactions contemplated by the Transaction Documents, and for no other purpose, except as otherwise expressly permitted by the Transaction Documents or agreed between Cosan and Shell and the Downstream Co. Each Party agrees that it shall be responsible for any breach of the provisions of this Clause 30 by any of its Representatives to whom it discloses Confidential Information.

30.2          No Party shall disclose any Confidential Information to any Person, except:

30.2.1        to its own Representatives in the normal course of the performance of their duties;

30.2.2        to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, unless otherwise prohibited by Law, such Party shall give the relevant JV Entity prompt notice of such request(s), to the extent practicable, so that such JV Entity may seek an appropriate protective order or similar relief (and the Party shall cooperate with such efforts by such JV Entity, and shall in any event make only the minimum disclosure required by such Law));

30.2.3        in accordance with Clause 20.9 or as otherwise contemplated by this Agreement;

30.2.4        to one or more bona fide potential purchasers (or their actual or potential providers of finance) of Shares or any securities in a Party (other than the JV Entities) or any Subsidiary of a Party (other than the JV Entities), in each case provided that before any such disclosure, the relevant Party obtains from such potential purchaser (or their actual or potential providers of finance) an undertaking in favour of the other Parties in terms equivalent to this Clause 30; or

30.2.5        to the extent required to comply with the rules and regulations of any Governmental Authority to whose jurisdiction such Party or any of its Affiliates is subject (which may include the U.S. Securities and Exchange Commission, the Brazilian Comissão de Valores Mobiliários, the UK's Financial Conduct Authority, the Netherlands' Autoriteit Financiële Markten or any stock exchange).

SECTION TEN: GENERAL

31.              NOTICES

31.1          Any communication to be made under or in connection with this Agreement shall be made in the English language, in writing and, unless otherwise stated, may be made by fax, email or via courier service. The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is identified with its name below. Any Party may substitute such address, fax number, email address or department or officer by notifying the other Parties with not less than five days' notice. Any communication required to

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be sent or received by Cosan Investimentos pursuant to this Agreement shall be deemed to be so sent or received (as applicable) provided it is validly sent or received by Cosan

S.A. pursuant to this Clause 31.

(i)	Cosan / Cosan Investimentos
Cosan S.A. / Cosan Investimentos
Avenida Brigadeiro Faria Lima, 4100
16º andar
São Paulo – SP
CEP 04538-132
Brazil
Attention: Marcelo Eduardo Martins and Maria Rita de Carvalho Drummond
Email: Marcelo.Martins@cosan.com and MariaRita.Drummond@cosan.com

Copy to:
(a)	Freshfields Bruckhaus Deringer LLP
100 Bishopsgate
London
EC2P 2SR
United Kingdom
Attention: David Sonter
Email: David.Sonter@freshfields.com

(b)	Mattos Filho, Veiga Filho, Marrey Jr e Quiroga Advogados
Al. Joaquim Eugênio de Lima, 447
CEP: 01403-001 - Jardins, São Paulo – SP Brazil
Attention: Marcelo Ricupero
Email: mricupero@mattosfilho.com.br

(ii)	Raízen S.A.
Raízen S.A.
Avenida Almirante Barroso,
nº 81, 36º andar, sala 36A104,, CEP 20031-004– Rio de Janeiro/RJ
Brazil
Fax: +55 (11) 23446498
Attention: General Counsel
Email: Antonio.Martins@raizen.com

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(iii)	Shell Overseas Holdings Limited / Shell Brazil Holding B.V.
Shell Overseas Holdings Limited
c/o Shell Centre
4 York Road
London SE1 7NA
United Kingdom
Attention: Associate General Counsel, Downstream Portfolio
Fax: +44 (20) 7021 3023

Shell Brazil Holding B.V.
Carel van Bylandtlaan 30, 2596HR 's-Gravenhage,
The Netherlands
Attention: Associate General Counsel, Downstream Portfolio
Fax: +44 (20) 7934 7509

Copy to:
(A)	Clifford Chance
Rua Funchal 418 - 15º andar
04551-060 São Paulo – SP
Brazil
Attention: Anthony Oldfield; John Wilkins
Email: Anthony.Oldfield@cliffordchance.com;
John.Wilkins@cliffordchance.com

(B)	Cescon, Barrieu, Flesch & Barreto Advogados
Rua Funchal, 418, 11º andar
CEP: 04551-060 São Paulo, SP
Brazil
Attention: Marcos Flesch
Fax: +55 (11) 3089-6565
Email: marcos.flesch@cesconbarrieu.com.br

Any communication or document made or delivered by one Person to another under or in connection with this Agreement will only be effective: (i) if by way of courier service, when the courier service has recorded successful delivery at that address; (ii) if by way of fax, when received in legible form; (iii) if by way of email, at the time of transmission, provided that such communication or document shall not be effective if the sender receives an automated message that the email has not been delivered to the recipient and (iv) if a particular department or officer is specified as part of its address details provided under Clause 31.1, if addressed to that department or officer.

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32.              TERM AND TERMINATION

32.1          [Not used]

32.2          This Agreement shall terminate and be of no further force or effect with respect to any Party where such Party ceases to own any JV Securities (as defined in the Shareholder Agreement), provided that:

32.2.1        this Clause 32.2 shall not apply to any Shareholder which ceases to hold JV Securities as a result of an intra-group Transfer in accordance with Clause 9;

32.2.2        Clauses 30 to 37 shall survive termination; and

32.2.3        such termination shall not affect the Parties' accrued rights and obligations as of that date.

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33.              NO RIGHT OF RESCISSION

The Parties shall have no right to terminate this Agreement (unless otherwise expressly agreed by them), and any right of rescission is hereby waived and excluded by the Parties.

34.              GENERAL

34.1	This Agreement (a) may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement, and (b) will not come into effect until each Party has executed at least one counterpart.
34.2	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each Party.
34.3	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by Law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by Law prevents further exercise of the right or remedy or the exercise of another right or remedy.
34.4	A Person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act. Notwithstanding the foregoing provision, Clauses 4, 5, 33, 34, 35 and 37 confer a benefit on ROSM and, subject to Clauses 34.2 and 37, are intended to be enforceable by ROSM by virtue of the Contracts (Rights of Third Parties) Act of 1999.
34.5	Each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by Law or as may be necessary or reasonably requested by any of the other Parties for giving full effect to this Agreement and securing to each of the other Parties the full benefit of the rights, powers and remedies conferred upon them by this Agreement. Unless otherwise agreed, each Party shall be responsible for its own costs and expenses incurred in connection with the provisions of this Clause 34.
34.6	Without prejudice to any other rights or remedies that the other Party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Agreement. Accordingly, any Party shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.
34.7	The rights and remedies contained in this Agreement are cumulative and (subject to the other provisions of this Agreement) not exclusive of rights or remedies provided by Law.
34.8	This Agreement and each document referred to in it constitute the entire agreement and supersede any previous agreement between the Parties relating to the subject matter of this Agreement (including the Memorandum of Understanding); provided that nothing in this Clause 34.8 shall invalidate the Contractually Binding Clauses (as defined in the Memorandum of Understanding).

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34.9          Each Party acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) given by any of the other Parties other than as set out in this Agreement or each document referred to in it.

34.10      None of the Parties are liable to any of the other Parties (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking that is not set out in this Agreement or any document referred to in this Agreement.

34.11      The Parties agree that no adviser to a Party to this Agreement shall have any liability to the other Parties (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking that is not set out in this Agreement or any document referred to in this Agreement.

34.12      The Parties consider that the provisions contained in this Agreement are reasonable, but if any provision is found to be unenforceable but for any part of it being deleted or any period or area of application reduced such provision shall apply with such modification as may be necessary to make it valid and effective.

34.13      Nothing in this Clause 34 shall have the effect of limiting or restricting any liability arising as a result of any fraud, wilful misconduct or wilful concealment.

34.14      Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assigned or novated by any Party pursuant to the Transfer of such Party's interest in the Downstream Co to a Third Party Offeror, other than the provisions of Clauses 2, 6, 7, 10, 11, 12, 16, 17, 18, 20, 21 and 26 to 37.

34.15      Nothing in this Agreement shall constitute a partnership or other co-operative entity between any of the Parties, or constitute any Party the agent of any other Party for any purpose.

35.              GOVERNING LAW

This Agreement and all non contractual or other obligations arising out of or in connection with it are governed by English law.

36.              GOVERNING LANGUAGE

This Agreement is drawn up in the English language. If this Agreement is translated into another language, the English language text prevails.

37.              ARBITRATION

37.1          Any dispute (a "Dispute") arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity), will be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce ("Rules"), which

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Rules are deemed to be incorporated by reference into this Clause 37, other than in respect of any dispute arising from or in connection with:

37.1.1determining whether ROSM is Disqualified, which shall be determined exclusively in accordance with Clause 3.5, save in the case of fraud or manifest error by a Qualifying Physician;

37.1.2determining the Downstream Co Value, which shall be determined exclusively in accordance with Clause 20, save in the case of fraud or manifest error by the Cosan Valuer, Shell Valuer or Sole Valuer (as applicable); or

37.1.3determining the Fair Market Value of any Non Cash On Completion Consideration, which shall be agreed or determined exclusively in accordance with Schedule 9, save in the case of fraud or manifest error by the Independent Non Cash Consideration Valuer.

37.2	The tribunal will consist of three arbitrators two of whom will be nominated by the respective parties, and the third, who shall act as chairman, shall be a national of a member state of the Organisation for Economic Co-operation and Development (except the United States of America, England or the Netherlands) and nominated by the other two arbitrators together (but failing agreement within 30 days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the ICC). The seat of the arbitration will be São Paulo, Brazil, and the language of the arbitration will be English.
37.3	The parties agree that the arbitral tribunal will have power to award on a provisional basis any relief that it would have power to grant on a final award.
37.4	Without prejudice to the powers of the arbitrator provided by the Rules, statute or otherwise, the arbitrator will have power at any time, on the basis of written evidence and the submissions of the Parties alone, to make an award in favour of the claimant (or the respondent if a counterclaim) in respect of any claims (or counterclaims) to which there is no reasonably arguable defence, either at all or except as to the amount of any damages or other sum to be awarded.
37.5	The parties agree to keep confidential all materials used in and all awards received as a result of any Dispute proceedings, except to the extent required to be disclosed by applicable Law.
37.6	The Parties exclude any rights to refer points of Law or to appeal to the courts, to the extent that they can validly waive these rights.

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